UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MOHAWK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

To the Stockholders of Mohawk Industries, Inc.:

You are cordially invited to attend the annual meeting of stockholders to be held on Thursday, May 18, 2017, at 10:00 a.m. local time, at the Company’s offices at 160 South Industrial Boulevard, Calhoun, Georgia 30701.

The business of the meeting will be (i) to elect a class of directors to serve a three-year term beginning in 2017, (ii) to vote upon a non-binding resolution to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm, (iii) to vote upon a non-binding, advisory resolution to approve executive compensation, (iv) to vote upon a non-binding resolution regarding the frequency of future advisory votes on executive compensation, and (v) to vote upon the Company’s 2017 Incentive Plan. There will not otherwise be a business review at the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow the Company to furnish proxy materials to stockholders on the internet. These rules allow us to provide our stockholders with the information they need, while reducing the environmental impact of our Annual Meeting and lowering costs. Unless you previously requested a paper copy of our proxy materials, you will receive a Notice Regarding the Availability of Proxy Materials, which tells you how to access the materials on the internet.

Whether or not you plan to attend the annual meeting, please vote by internet or telephone at your earliest convenience or complete and return your proxy card if you requested a paper copy of our materials. You may choose to attend the meeting and personally cast your votes even if you fill out and return a proxy card. To receive a map and driving directions to the Company’s office, please call Deby Barnes-Forbus at (706) 624-2246.

Sincerely yours,

JEFFREY S. LORBERBAUM

Chairman and Chief Executive Officer

Calhoun, Georgia

April 6, 2017

MOHAWK INDUSTRIES, INC.

160 South Industrial Boulevard

Calhoun, Georgia 30701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 18, 2017

The annual meeting of stockholders of Mohawk Industries, Inc. (the “Company”) will be held on Thursday, May 18, 2017, at 10:00 a.m. local time, at the Company’s offices at 160 South Industrial Boulevard, Calhoun, Georgia 30701.

The meeting is called for the following purposes:

1. To elect three persons who will serve as the Company’s Class I directors for a three-year term beginning in 2017;

2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

3. To hold a non-binding, advisory vote to approve the compensation of the Company’s named executive officers, as disclosed and discussed in the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement;

4. To hold a non-binding, advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers;

5. To consider and vote upon the Company’s 2017 Incentive Plan; and

6. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has set March 24, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on May 18, 2017:

The Proxy Statement and the 2016 Annual Report to Stockholders are available at the Company’s website — www.mohawkind.com under the heading “Investor Information” and the subheading “Proxy Materials.”

PLEASE USE INTERNET OR TELEPHONE VOTING OR COMPLETE AND RETURN A PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

By Order of the Board of Directors,

R. DAVID PATTON

Vice President-Business Strategy, General Counsel

and Secretary

Calhoun, Georgia

April 6, 2017

MOHAWK INDUSTRIES, INC.

160 South Industrial Boulevard

Calhoun, Georgia 30701

PROXY STATEMENT

This Proxy Statement is furnished by and on behalf of the Board of Directors of Mohawk Industries, Inc. (“Mohawk” or the “Company”) in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Thursday, May 18, 2017, and at any and all adjournments or postponements thereof (the “Annual Meeting”).

We have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record (“Stockholders”) and beneficial owners. All Stockholders and beneficial owners may access the proxy materials at the Company’s website — www.mohawkind.com under the heading “Investor Information” and the subheading “Proxy Materials.” If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

The Notice will be made available to Stockholders on or about April 6, 2017. You must be a Stockholder as of March 24, 2017 (the “Record Date”) to be entitled to vote at the Annual Meeting.

Stockholders may vote by internet, telephone or written proxy. Proxies will be voted as specified by the Stockholders. Unless contrary instructions are specified, if a proxy card is executed and returned (and not revoked) before the Annual Meeting, the shares of the common stock of the Company (the “Common Stock”) represented thereby will be voted FOR election of the nominees listed in this Proxy Statement as directors of the Company, FOR ratification of KPMG LLP as the Company’s independent registered public accounting firm, FOR the proposal regarding the advisory vote on the approval of the Company’s executive compensation, EVERY YEAR for the proposal regarding the advisory vote on the frequency of future advisory votes on executive compensation, and FOR the approval of the Company’s 2017 Incentive Plan. A Stockholder’s submission of a signed proxy will not affect the right to attend and to later vote in person at the Annual Meeting. Stockholders who execute a proxy may revoke the proxy at any time before it is voted by (i) filing a written revocation with the Secretary of the Company, (ii) executing a proxy bearing a later date or (iii) attending and voting in person at the Annual Meeting.

The presence of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or by proxy, will constitute a quorum. Shares of Common Stock represented by proxies at the meeting, including broker nonvotes and abstentions will be counted as shares present for purposes of establishing a quorum. A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Once a quorum is established, (i) the election of directors and the approval of the Company’s 2017 Incentive Plan will require the affirmative vote of a majority of the votes cast on the respective proposals at the Annual Meeting, (ii) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017, the approval of the advisory vote on executive compensation will require the affirmative vote of the holders of a majority of the votes represented and entitled to vote thereon at the Annual Meeting, and (iii) the advisory vote on the frequency of future advisory votes on executive compensation will be determined by the option receiving the greatest number of votes. For purposes of electing directors, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election.

As to Proposal 1 — Election of Directors and Proposal 4 — Say on Frequency, shares represented by proxies that are marked “ABSTAIN” and broker non-votes will not have an effect on the outcome of the proposal. As to Proposal 2 — Ratification of Accounting Firm, Proposal 3 — Say on Pay and Proposal 5 — Approval of 2017 Incentive Plan, shares represented by proxies that are marked “ABSTAIN” will have the effect of a vote against the proposal, while a broker nonvote will not have an effect on the outcome of the proposal.

Stockholders are entitled to one vote for each share of Common Stock held. March 24, 2017 has been set as the Record Date for determination of Stockholders entitled to notice of and to vote at the Annual Meeting, and, accordingly, only holders of Common Stock of record at the close of business on that day are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 74,301,991 shares of Common Stock issued and outstanding held by approximately 241 Stockholders.

THE BOARD OF DIRECTORS URGES YOU TO VOTE YOUR SHARES. YOU MAY HOLD SHARES OF COMMON STOCK OF RECORD, THROUGH A BANK OR BROKER OR THROUGH A COMPANY RETIREMENT PLAN. VOTING INSTRUCTIONS FOR EACH GROUP OF STOCKHOLDERS ARE SET FORTH BELOW.

Voting Instructions

By Internet.    Stockholders of record may vote by internet on the website identified on the Notice. Where requested, enter the 12 digit control number located on your Notice and follow the simple instructions for voting. For Stockholders that requested written proxy materials, control numbers and instructions for voting on the internet will be printed on the proxy card that will be included in the written materials. Internet voting is available 24 hours a day, 7 days a week until 11:59 p.m. New York time on May 17, 2017.

By Telephone.    Stockholders of record may vote by touchtone telephone using the telephone numbers on the Notice. When prompted, enter the 12 digit control number located on your Notice and follow the simple instructions for voting. For Stockholders that requested written proxy materials, control numbers and instructions for voting by telephone will be printed on the proxy card that will be included in the written materials. Telephone voting is available 24 hours a day, 7 days a week until 11:59 p.m. New York time on May 17, 2017.

By Written Proxy.    Stockholders of record may vote by written proxy card. Stockholders that do not want to vote by internet or telephone may request a written proxy card by following the instructions on the Notice. Mark your selections on the proxy card, date and sign your name exactly as it appears on your proxy card, and mail the proxy card as directed.

Voting Shares held in Street Name.    If your shares are held in the name of a bank, broker or other record holder (that is, in “street name”), you may request a written proxy card or a vote instruction form from your bank, broker or other nominee. You may also vote by internet or by telephone if your bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will provide instructions.

Voting Shares held in Retirement Plans.    If your shares are held through the Mohawk Industries Retirement Plan 1 and/or the Mohawk Industries Retirement Plan 2 (collectively, the “Plans”), you have the right to direct Fidelity Management Trust Company (“Fidelity”), as trustee of the Plans, how to vote the shares credited to your individual account(s) under the Plans. Participants that hold shares in one of the Plans may provide direction to Fidelity by the internet or telephone or by filling out and mailing to Fidelity a signed proxy card, which you may access online. Instructions for voting by internet or telephone and for accessing a proxy card online are set forth in the Notice. Unless otherwise required by law, Fidelity will follow participant vote instructions received by 11:59 p.m. New York time on May 15, 2017. If proxy cards have not been received or voting instructions have not been received by internet or telephone by that time and date, the shares credited to your account(s) will not be voted.

The telephone and internet voting procedures are designed to authenticate identities, to allow Stockholders, beneficial owners and plan participants to vote their shares, and to confirm that instructions have been recorded properly.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that the Board of Directors of the Company shall consist of three classes of directors serving staggered terms of office. Upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors.

The Company’s Certificate of Incorporation requires the Company to have at least two and no more than eleven directors, with the Board of Directors to determine the exact number. Upon the retirement of Mr. John F. Fiedler on May 19, 2016, the Board of Directors set the size of the board at 9 directors. The Board of Directors has nominated Karen A. Smith Bogart, Richard C. Ill and Jeffrey S. Lorberbaum for election as Class I directors at the Annual Meeting. The Class II and Class III directors have one year and two years, respectively, remaining on their terms of office and will not be voted upon at the Annual Meeting.

It is the intention of the persons named as proxies to vote the proxies for the election of each of Dr. Bogart, Mr. Ill and Mr. Lorberbaum as a Class I director of the Company, unless the Stockholders direct otherwise in their proxies. Each of Dr. Bogart, Mr. Ill and Mr. Lorberbaum has consented to serve as a director of the Company if elected. In the unanticipated event that any of Dr. Bogart, Mr. Ill or Mr. Lorberbaum refuses or is unable to serve as a director, the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated. The Board of Directors has no reason to believe that any of Dr. Bogart, Mr. Ill or Mr. Lorberbaum will be unable or will decline to serve as a director.

The affirmative vote of a majority of the votes cast in the election at the Annual Meeting at which a quorum is present is required for the election of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW

Director, Director Nominee and Executive Officer Information

Based on information supplied by them, set forth below is certain information concerning the nominees for election as Class I directors and the directors in Classes II and III whose terms of office will continue after the Annual Meeting, including the name and age of each, current principal occupation (during the last five years unless otherwise indicated), the name and principal business of the organization in which such occupation is carried on, the year each was elected to the Board of Directors of the Company, all positions and offices held during 2016 with the Company, and directorships, including any other directorships held during the past five years, in other publicly-held companies.

Nominees for Director

Class I Directors Continuing in Office (If Elected, Terms Expire 2020)

Karen A. Smith Bogart — Dr. Smith Bogart (age 59) has been a director of the Company since May 2011. Since 2006, she has served as President of Smith Bogart Consulting, working with companies to enhance their strategic and operational performance. In this capacity, Dr. Bogart served as President of Pacific Tributes Inc., a web-based printing services firm. From 2003 to 2006, she was Chairman and President, Greater Asia Region and Senior Vice President of Eastman Kodak Company, located in Shanghai, PRC. She previously managed many of Eastman Kodak’s largest global businesses, including Kodak Professional Imaging, Consumer Printing, and Consumer Cameras and Batteries. Dr. Bogart is a director of Michelman Inc., a privately held specialty chemicals company. She also served on the board of directors of Monolithic Power Systems, a public semiconductors company.

Richard C. Ill — Mr. Ill (age 73) has been a director of the Company since May 2011. Mr. Ill has served as a director of Triumph Group, Inc. (“Triumph Group”), a public international aviation services company, since 1993, where he also served as Chairman from 2009 to 2015 and President and Chief Executive Officer from 1993 to 2013 and again from April 2015 to January 2016. Previously, Mr. Ill held a variety of senior executive positions with Alco Standard Corporation until he founded what is now the Triumph Group. Mr. Ill has over 45 years of public company experience both in management, manufacturing and operations. In addition, Mr. Ill has 15 years of experience as a director of public companies, currently serving as a director of P.H. Glatfelter Company, a global supplier and leading manufacturer of paper and fiber products, and formerly as a director of Airgas, Inc., a distributor of industrial, medical, and specialty gases and related equipment, safety supplies and MRO products and services.

Jeffrey S. Lorberbaum — Mr. Lorberbaum (age 62) has been a director of the Company since our acquisition of Aladdin Mills Inc. (“Aladdin”) in March 1994. He has served as Chairman of the Board since May 2004 and as the Company’s Chief Executive Officer since January 2001. From January 1995 until January 2001, Mr. Lorberbaum served as President and Chief Operating Officer of the Company. Mr. Lorberbaum joined Aladdin in 1976 and served as Vice President — Operations from 1986 until February 1994 when he became President and Chief Executive Officer.

Continuing Directors

Class II Directors Continuing in Office (Terms Expire 2018)

Filip Balcaen — Mr. Balcaen (age 57) has been a director of the Company since February 2016. He is currently the President of Baltisse, a private investment firm, a position he has held since December 21, 2006. Mr. Balcaen has extensive experience growing and leading businesses in the flooring industry, serving as the CEO of the IVC Group (“IVC”), a global sheet vinyl and LVT manufacturing company, from 2004 — 2010 after which he served as chairman of the company until the Company acquired IVC in 2015. Mr. Balcaen began his career in flooring in 1984 working in various positions at the Balta Group, one of the largest producers of textile floor coverings in Europe, where he served as board member from 1990 to 2015 and CEO and Chairman from 1990 to 2004. Mr. Balcaen also serves on the board of Pentahold, a private equity partnership active in Belgium, Stevia One Holding, a private company active in the production of the natural high intensity sweetener Stevia, and Origis Energy NV, a private company active in the global development and management of solar energy plants.

Bruce C. Bruckmann — Mr. Bruckmann (age 63) has been a director of the Company since October 1992. Mr. Bruckmann has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc., a private equity investment firm, since January 1995. From March 1994 to January 1995, Mr. Bruckmann served as Managing Director of Citicorp Venture Capital, Ltd. (“CVC, Ltd.”) and as an executive officer of 399 Venture Partners, Inc. (formerly Citicorp Investments, Inc.). From 1983 until March 1994, Mr. Bruckmann served as Vice President of CVC, Ltd. Mr. Bruckmann is also a director of H&E Equipment Services L.L.C., a renter and distributor of industrial and construction equipment, and Heritage — Crystal Clean Inc., a provider of parts cleaning services. Mr. Bruckmann is a former director and Chairman of the Board of Directors of MWI Veterinary Supply Co., a distributor of animal health products to veterinarians, and he is a former director of Town Sports International, Inc., a fitness club operator. Mr. Bruckmann also serves as a director for Downtown Locker Room, Eos Fitness, and Magpul Industries Corporation, which are private companies.

Frans G. De Cock — Mr. De Cock (age 74) has been a director of the Company since our acquisition of Unilin Flooring BVBA and its affiliated companies (“Unilin”) (which became a significant operating subsidiary in the Company’s Flooring Rest of World segment) in October 2005 and was named President — Unilin in November 2005. Mr. De Cock retired as President — Unilin effective January 1, 2009 but has continued to provide consulting services to our Flooring Rest of World segment since that time. Before joining Mohawk, Mr. De Cock was one of the managing directors of Unilin. From 1997 until 1999, he also served as President of the European Federation of Associations of Particleboard Manufacturers and, from 1999 until 2004, as President of the European Panel Federation.

Class III Directors (Terms Expire 2019)

Joseph A. Onorato — Mr. Onorato (age 68) has been a director of the Company since February 2008. From July 1998 until his retirement in September 2000, Mr. Onorato served as Senior Vice President and Chief Financial Officer for the Automotive Aftermarket Group of Dana Corporation, a global leader in the engineering, manufacturing and distribution of components and systems for worldwide vehicular and industrial manufacturers. In July 1998, Dana Corporation merged with Echlin, Inc. (“Echlin”), a worldwide manufacturer of motor vehicle parts. At the time of the merger, Mr. Onorato was Senior Vice President and Chief Financial Officer for Echlin. While at Echlin, he also served as Treasurer from 1990 to 1994 and as Vice President and Treasurer from 1994 to 1997. He is a certified public accountant and previously worked with PricewaterhouseCoopers. Since his retirement from Dana Corporation, Mr. Onorato has consulted with a private equity firm on acquisitions. Mr. Onorato also served on the board of directors for Affinia Group Intermediate Holdings, Inc., a motor vehicle components manufacturer, where he was chairman of the Audit Committee, as well as the board of BPI Holdings International, Inc., a motor vehicle components manufacturer. In addition, Mr. Onorato serves as a member of the Advisory Board of the School of Business at Quinnipiac University.

William H. Runge III — Mr. Runge (age 65) has been a director of the Company since July 2014. Mr. Runge has been a Managing Director with Alvarez & Marsal since June 2002, a premier business advisory firm for companies seeking to transform operations, catapult growth and accelerate results. In that capacity, Mr. Runge has served in Chief Financial Officer, Chief Operating Officer, Chief Executive Officer and Controller roles in the manufacturing, distribution and service industries. Prior to his work with Alvarez & Marsal, Mr. Runge spent more than 10 years with the corporate restructuring group of Arthur Andersen in Atlanta, where he served as Partner-in-Charge for the Southeast Region.

W. Christopher Wellborn — Mr. Wellborn (age 61) has been a director of the Company since our acquisition of Dal-Tile International Inc. (“Dal-Tile”) in March 2002. He has served as the Company’s Chief Operating Officer since November 2005 and as its President and Chief Operating Officer since November 2009. Mr. Wellborn was Executive Vice President, Chief Financial Officer and Assistant Secretary of Dal-Tile from August 1997 through March 2002. From March 2002 to November 2005, he served as President — Dal-Tile. From June 1993 to August 1997, Mr. Wellborn was Senior Vice President and Chief Financial Officer of Lenox, Inc.

Contractual Obligations with respect to the Election of Directors

In connection with the merger of Aladdin with a wholly-owned subsidiary of the Company in February 1994 (the “Aladdin Merger”), the Company agreed to nominate up to two persons designated by the former stockholders of Aladdin for election or re-election, as the case may be, to the Board of Directors of the Company and to use its best efforts to cause such nominees to be elected to the Board of Directors. Beginning in 1999, Messrs. Jeffrey S. Lorberbaum and Sylvester H. Sharpe were such designees. Effective May 17, 2006, Mr. Sharpe retired from the Board of Directors. At this time, the Aladdin stockholders have decided not to designate anyone to fill the vacancy created by Mr. Sharpe’s retirement. At such time as the former stockholders of Aladdin have disposed of 50% or more of the Common Stock issued to them in the Aladdin Merger, the Company will be required to nominate only one such person to the Board of Directors, and at such time as the former stockholders of Aladdin have disposed of 75% or more of the Common Stock issued to them in the Aladdin Merger, the Company will no longer be required to nominate any of such persons to the Board of Directors.

Executive Officers

The executive officers of the Company serve at the discretion of the Board of Directors and are currently comprised of Messrs. Jeffrey S. Lorberbaum and W. Christopher Wellborn (who are identified above), Frank H. Boykin, James F. Brunk, Brian M. Carson, R. David Patton, Bernard P. Thiers and John C. Turner, Jr.

Frank H. Boykin — Mr. Boykin (age 61) was named Vice President — Finance and Chief Financial Officer of the Company in January 2005. In August 2004, Mr. Boykin was appointed Vice President — Finance. He previously served as Corporate Controller of the Company from April 1993 until May 1999, when he was appointed Vice President, Corporate Controller. Before joining the Company, Mr. Boykin served as a Senior Manager at KPMG LLP, a worldwide audit, tax and advisory services firm.

James F. Brunk — Mr. Brunk (age 51) has been Corporate Controller, Chief Accounting Officer of the Company since May 2009. Mr. Brunk joined the Company in October 2006 as Chief Financial Officer for the Mohawk Home division. Before joining the Company, Mr. Brunk was Vice President, Finance-Transportation-Americas for Exide Technologies, a worldwide leader in production and recycling of lead acid batteries from January 2005 to October 2006.

Brian M. Carson — Mr. Carson (age 52) was named President — Mohawk Flooring (which became our Flooring North America segment) in January 2012. Mr. Carson joined Mohawk as President — Hard Surfaces for Mohawk Flooring in 2006. From 2008 until his 2012 promotion, Mr. Carson served as Chief Operating Officer — Mohawk Flooring. Mr. Carson served in manufacturing and senior management roles with Armstrong World Industries, a manufacturer of floors and ceilings for commercial and residential markets, for 16 years before joining the Company.

R. David Patton — Mr. Patton (age 46) was named Vice President — Business Strategy, General Counsel and Secretary of the Company in July 2013. In early 2014, he was also named the Company’s Chief Sustainability Officer. Before joining the Company, Mr. Patton served as a partner of Alston & Bird LLP in its Corporate Transactions and Securities Practice Group, where he focused his practice on corporate transactions, securities regulation and corporate governance, developing an extensive background in mergers and acquisitions, securities, corporate and business transactions, finance and private equity.

Bernard P. Thiers — Mr. Thiers (age 61) was promoted to President — Unilin (which became a significant operating subsidiary in the Company’s Flooring Rest of World segment) in January 2009, succeeding Mr. De Cock in this position. Mr. Thiers joined Unilin in 1984 as a plant manager and has served in roles of increasing management significance since that time. From 1996 to 2006, he served as Managing Director of Unilin Flooring and from 2006 until his 2009 promotion, he served as President — Unilin Flooring.

John C. Turner, Jr. — Mr. Turner (age 48) was promoted to President — Dal-Tile (which became the North American unit of the Company’s Global Ceramic segment) in January 2012. Mr. Turner began his career with Dal-Tile in 1990, progressing through a series of sales, operations and management roles. In 2005, Mr. Turner was promoted to Senior Vice President of Sales. From 2008 to 2011, he served as Senior Vice President of Operations — Dal-Tile, and from 2011 until his 2012 promotion, he served as Chief Operating Officer — Dal-Tile.

Meetings and Committees of the Board of Directors

General

During 2016, the Board of Directors held five meetings. All members of the Board of Directors attended over 75% of the total number of Board of Directors and Committee meetings that they were eligible to attend. All members of the Board of Directors at the time of the 2016 Annual Meeting of Stockholders were present at such meeting.

Independence

The Board of Directors has affirmatively determined, considering generally all relevant facts and circumstances regarding each non-management director, that none of Mr. Balcaen, Mr. Bruckmann, Mr. Ill, Mr. Onorato, Mr. Runge or Dr. Bogart have a material relationship that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director, and therefore they are independent within the meaning of the standards for independence set forth in the Company’s corporate governance guidelines, which are consistent with applicable Securities and Exchange Commission (“SEC”) rules and

New York Stock Exchange (“NYSE”) corporate governance standards. Definitions of independence for directors and committee members can be found in the Company’s Corporate Governance Guidelines, which can be found on the Company’s website at www.mohawkind.com under the heading “Investor Information” and the subheading “Corporate Governance.”

Committees

The Company has a standing Audit Committee (the “Audit Committee”) of the Board of Directors established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is comprised of four directors: Mr. Onorato (Chair), Mr. Bruckmann, Mr. Ill and Mr. Runge. The Audit Committee met seven times during 2016. The Board of Directors has determined that Mr. Onorato is qualified as the audit committee financial expert within the meaning of applicable SEC regulations and has all the requisite accounting and financial expertise within the meaning of the listing standards of the NYSE. The Audit Committee oversees management’s conduct of the financial reporting process, the system of internal, financial and administrative controls and the annual independent audit of the Company’s consolidated financial statements. In addition, the Audit Committee engages the independent registered public accounting firm, reviews the independence of such independent registered public accounting firm, approves the scope of the annual activities of the independent registered public accounting firm and internal auditors and reviews audit results. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.mohawkind.com under the heading “Investor Information” and the subheading “Corporate Governance.” See also Audit Committee — Report of the Audit Committee of the Board of Directors of Mohawk Industries, Inc.

The Company has a standing Compensation Committee (the “Compensation Committee”), which consists of Dr. Bogart (Chair), Mr. Onorato and Mr. Runge. The Compensation Committee met twice during 2016. The Compensation Committee is responsible for deciding, recommending and reviewing the compensation, including benefits, of the executive officers and directors of the Company, for reviewing risks associated with the Company’s compensation policies and practices and for administering the Company’s executive and senior management incentive compensation plans. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.mohawkind.com under the heading “Investor Information” and the subheading “Corporate Governance.” See also Executive Compensation and Other Information — Compensation Committee Report.

The Company has a standing Nominating and Corporate Governance Committee (the “Governance Committee”), which consists of Mr. Bruckmann (Chair), Mr. Ill and Dr. Bogart. The Governance Committee met two times during 2016. The Governance Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities under the NYSE listing standards and Delaware law, identifying qualified candidates for nomination to the Board of Directors and developing and evaluating the Company’s corporate governance policies. The Governance Committee also considers nominees to the Board of Directors recommended by stockholders in accordance with the requirements of the Company’s Bylaws. Finally, the Governance Committee is responsible for overseeing the Company’s sustainability programs. As such, the Committee assists the Board of Directors with respect to formulating strategies to respond to public policy, legislative, regulatory, political and social issues and trends related to environmental, health and safety, and sustainability performance that may significantly affect the business operations, financial performance or public image of the Company. The Board of Directors has adopted a written charter for the Governance Committee and Corporate Governance Guidelines recommended by the Governance Committee, both of which are available on the Company’s website at www.mohawkind.com under the heading “Investor Information” and the subheading “Corporate Governance.”

Executive Sessions with Non-Management Directors

The Company’s non-management directors meet without the Chief Executive Officer and other Company personnel as needed during a portion of each Board of Directors meeting. The chairs of the Company’s standing committees chair these executive sessions on a rotating basis.

2016 Director Compensation

The following table presents certain summary information concerning director compensation paid by the Company for services rendered during the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Filip Balcaen(4)	20,000	—	—	20,000
Bruce C. Bruckmann	90,000	87,818	—	177,818
Frans G. De Cock	—	369,720	511,510	881,230
John F. Fiedler(5)	80,000	87,818	—	167,818
Richard C. Ill	80,000	87,818	—	167,818
Joseph A. Onorato	95,000	87,818	—	182,818
William H. Runge III	80,000	87,818	—	167,818
Karen Bogart	90,000	87,818	—	177,818

(1)	Includes payment of the annual retainer and retainers for committee chairs, as applicable. Mr. Fiedler, Mr. Ill, Mr. Onorato and Dr. Bogart elected to take their 2016 service year retainer 50% in the form of cash ($40,000, $40,000, $47,500 and $45,000, respectively), and 50% in the form of Common Stock (222, 222, 264 and 249 shares, respectively). All such shares were issued on January 4, 2016 pursuant to the Company’s 2012 Non-Employee Director Stock Plan, which is a sub-plan of the Mohawk Industries, Inc. 2012 Incentive Plan. Fractional shares of Common Stock were paid in cash in the following amounts: $372 (Mr. Fiedler), $372 (Mr. Ill), $368 (Mr. Onorato) and $560 (Dr. Bogart).

(2)	The amounts reported in the Stock Awards column reflect the grant date fair value calculated in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). The grant date fair value of the restricted stock units is equal to the number of units issued multiplied by the closing trading price of the Company’s stock on the day of grant. On January 4, 2016, each of the non-employee directors, other than Mr. De Cock and Mr. Balcaen, received 471 restricted stock units, with a grant date fair value of $186.45 per share. On March 1, 2016, pursuant to his service agreement as described further in Certain Relationships and Related Transactions, Mr. De Cock received 2,000 restricted stock units, with a grant date fair value of $184.86 per share that vest ratably over three years. As of December 31, 2016, our non-employee directors held the following aggregate number of restricted stock units and stock options:

	Restricted Stock Units (#)	Stock Options (#)
Mr. Balcaen	—	—
Mr. Bruckmann	1,674	—
Mr. De Cock	4,799	1,000
Mr. Fiedler(5)	1.674	—
Mr. Ill	1,674	—
Mr. Onorato	1,674	—
Mr. Runge	863	—
Dr. Bogart	1,674	—

(3)	Pursuant to Mr. De Cock’s Service Agreement, as described further in Certain Relationships and Related Transactions, Mr. De Cock received an annual salary and retainer of $282,417 (€ 265,679) and an annual bonus of $229,093 (€ 215,515). These amounts represent the approximate dollar values of his base salary and annual bonus, converted to U.S. dollars using the euro to dollar exchange rate of 1.063.

(4)	Mr. Balcaen did not join the board until February 2016. At the time he joined the board in February, he was paid $20,000 as a prorated amount of the cash retainer for his service in the remaining portion of the 2015 service year. Mr. Balcaen did not receive any other cash or equity compensation during the year ended December 31, 2016.

(5)	Mr. Fiedler retired from the Board of Directors on May 19, 2016.

Employees of the Company or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or any Committee of the Board of Directors. Mr. De Cock also does not receive any fees or remuneration for his services as a member of the Board of Directors, but he receives compensation for consulting services as described further in Certain Relationships and Related Transactions.

AUDIT COMMITTEE

Report of the Audit Committee of the Board of Directors of Mohawk Industries, Inc.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements (the “Audit Firm”). In connection with its responsibilities, the Audit Committee received the written disclosure from the Audit Firm, which is required by applicable requirements of the Public Company Accounting Oversight Board regarding the Audit Firm’s communications with the Audit Committee concerning independence, discussed with the Audit Firm any relationships that may impact the objectivity and independence of the Audit Firm and satisfied itself as to the independence of the Audit Firm. In addition, the members of the Audit Committee considered whether the provision of services for the year ended December 31, 2016 described below under Principal Accountant Fees and Services was compatible with maintaining such independence. In conjunction with the mandated rotation of the Audit Firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Audit Firm’s new lead engagement partner.

The Audit Committee members reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2016 with management. The Audit Committee members also discussed with the Audit Firm the matters required to be discussed by Auditing Standard 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (United States). Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC.

Audit Committee

Joseph A. Onorato-Chair

Bruce C. Bruckmann

Richard C. Ill

William H. Runge III

Principal Accountant Fees and Services

The following table shows the fees rendered (in thousands) to the Audit Firm for the audit of the Company’s annual consolidated financial statements for 2016 and 2015, respectively, and fees billed for non-audit related services, tax services and all other services performed by the Company’s independent registered public accounting firm during 2016 and 2015, respectively. Management of the Company negotiates such fees for services with the Audit Firm, subject to the review and approval of the Audit Committee.

	2016	2015
Audit Fees(1)	5,894	5,876
Audit-Related Fees(2)	41	292
Tax Fees(3)	114	106
All Other Fees	—	—

	$6,049	$6,274

(1)	Audit Fees refers to the audit and quarterly reviews of the consolidated financial statements, the audit of internal control over financial reporting, and fees for accounting consultations on matters reflected in the consolidated financial statements. Audit fees also include fees for other attest services required by statute or regulation (foreign or domestic), such as statutory audits in U.S. and non-U.S. locations. In 2016 Audit Fees were impacted by certain system conversions, the first year of required internal control documentation and testing in our recently acquired businesses, and additional statutory audits as a result of acquisitions in 2015. In 2015, Audit Fees were impacted by $1,121 in fees related to the Company’s acquisitions.

(2)	Audit-Related Fees consist principally of professional services related to consultation with management on the accounting for various matters. In 2015, Audit-Related Fees also included services related to the Company’s financing activities and the audit of financial statements of employee benefit plans.

(3)	Tax Fees consist principally of professional services rendered for tax compliance and tax consulting.

The Audit Committee pre-approved all audit and audit-related, tax and non-audit related services in 2016 and 2015. The Audit Committee has adopted a policy regarding the retention of the Company’s independent registered public accounting firm that requires pre-approval of all audit and audit-related, tax and non-audit related services by the chair of the Audit Committee. The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit and audit-related, tax and non-audit related services to be performed by the Company’s independent registered public accounting firm.

PROPOSAL 2 — RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2017 and has directed that management submit the selection of the independent registered public accounting firm to Stockholders for ratification at the Annual Meeting. Representatives of KPMG are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. If the Stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG, but still may retain it. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its Stockholders.

The members of the Audit Committee and the Board of Directors believe that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

COMPENSATION DISCUSSION AND ANALYSIS

The following section contains a detailed description of our compensation objectives and policies, the elements of the Company’s compensation program, and the material factors the Compensation Committee considered in setting the compensation of our named executive officers for 2016, who are listed below:

•	Jeffrey S. Lorberbaum, Chief Executive Officer;

•	Frank H. Boykin, Chief Financial Officer;

•	W. Christopher Wellborn, President and Chief Operating Officer;

•	Bernard P. Thiers, President — Flooring Rest of World; and

•	Brian M. Carson, President — Flooring North America.

Executive Summary

As our businesses continue to innovate, introduce new products, improve productivity and expand geographically, we are pleased to report improved financial performance again in 2016. Highlights include:

•	Earnings per share (EPS) as reported is $12.48, up 50% versus 2015; excluding unusual charges* EPS is $12.61, up 24% compared to 2015.

•	Operating income as reported and excluding unusual charges* increased to $1.3 billion, up 53% as reported and 24% on an adjusted basis.

•

As a percentage of net sales, operating income increased to 14.3% in 2016 up 3.9% from 10.4% in 2015; 2016 adjusted EBITDA* as a percentage of net sales was 19.1% up 0.9% from 2015 adjusted EBITDA* as a percentage of net sales of 18.2%.

•

We achieved total stockholder return (“TSR”) for the three-year period ended December 2016 at the 44th percentile of the companies in our peer group (see “Determination of Executive Officer Compensation — 2016 Review of Compensation — Long Term Incentive Plan” for a discussion of these peer companies).

*	Please see our 2016 Annual Report that accompanies this Proxy Statement for additional information on the results of our operations for 2016 and a reconciliation of Non-GAAP financial measures contained in Annex A to this Proxy Statement.

As we significantly rely on performance metrics for determining our executive compensation, the compensation of our named executive officers was positively affected by our financial results in 2016 and our performance results in prior years.

•

Annual incentive awards for the 2016 performance year were based in part upon goals relating to earnings per share (“EPS”), which are described on page 16. As a result of the Company’s 2016 performance against these goals, 2016 annual incentive awards were paid to our CEO based on achievement of 150% of target performance goals and to our other named executive officers based on achievement of between 113% and 135% of target performance goals.

•

Long-term incentive awards granted in 2016 as restricted stock units (“RSUs”) were determined based upon the achievement of performance goals related to TSR for the prior three years (2013-2015) and business unit performance goals for the 2015 calendar year. As the Company achieved TSR at the 83rd percentile of the peer group for the 2013-2015 performance period, each named executive officer received grants in 2016 at 175% of target. These awards are scheduled to vest over the next three years.

While exceeding annual and long-term compensation targets for 2016, our CEO’s 2016 total compensation remained well beneath the median of our peer group.

Compensation Philosophy and Objectives

Our goal is to have a compensation program that enables us to attract, motivate, develop and retain highly qualified executives who will assist us in meeting our long-range objectives, thereby serving the interests of our stockholders. To meet these objectives, our executive leadership must be of the caliber and have the level of experience necessary to manage successfully our complex global business. We believe that, in order to do this effectively, our program must meet the following criteria:

•	create a strong link between the executive compensation and our annual and longer-term financial performance;

•	use performance-based incentive compensation to place elements of our executive compensation at risk;

•	closely align our executives’ interests with those of our stockholders by making stock-based incentives an element of our executive compensation; and

•	provide our executives with total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent.

Our determinations and assessments of executive compensation are primarily driven by two considerations: (i) market data based on the compensation levels, programs and practices of certain other companies, and (ii) Company and individual performance in specified areas, such as financial metrics and operational efficiency. We believe that market competitiveness and performance factors, considered in conjunction, provide a reasonable basis to assess executive performance and build value for our stockholders. As described below, we consider each of these areas in making our executive compensation decisions from setting base salaries to providing annual and longer-term rewards.

Market Data

We consider the compensation levels, programs and practices of certain other companies to assist us in setting our executive compensation so that it is market competitive. The peer group consists of companies of comparable size on both a revenue and market capitalization basis that are engaged, to varying degrees, in businesses similar to ours. We believe that we compete, to varying degrees, for business and talent with the companies in this peer group. The Compensation Committee considers the 50th percentile of the Company’s peer group as a guide for setting total direct compensation (base salary plus annual incentive plus long-term incentive) for our executives. For purposes of setting compensation levels for 2016, the peer group was comprised of the following companies:

Armstrong World Industries Inc. Fortune Brands Home & Security Leggett & Platt Masco Corporation Newell Brands Owens Corning	PPG Industries, Inc. The Sherwin-Williams Company Stanley Black & Decker, Inc. USG Corporation Valspar Whirlpool Corporation

The Compensation Committee obtained information on the compensation levels, programs and practices of the companies within the peer group from market surveys periodically conducted by Hewitt Associates, LLC, an Aon Hewitt company (“Hewitt”), a compensation consultant engaged by the Compensation Committee. In October 2016, the Compensation Committee considered whether the work of Hewitt raised any conflict of interest. The Committee considered various factors and determined that with respect to executive and director compensation-related matters, no conflict of interest was raised by the work of Hewitt. In reaching its determination, the Compensation Committee considered the fact that Aon Risk Services South, Inc., an affiliate of Hewitt, performs insurance brokerage services for the Company in exchange for an annual fee of $336,000, which Hewitt represented to the committee is less than 0.01% of Aon Hewitt’s total revenues. Hewitt’s fees for compensation related services in 2016 were $44,895.

Company and Individual Performance Metrics

We rely significantly on performance-based measurements to determine the compensation earned by our executives. To customize our compensation program and recognize individual performance and contribution to the Company, we focus on goals relating to EPS, total stockholder return (TSR) and individual performance.

We select these financial and individual metrics for our incentive programs because we believe that they create appropriate incentives, aligned with those of our stockholders, to improve the operational efficiency and, as a result, the financial performance, of the Company. We also believe they are good indicators of our overall performance, including whether the Company and its business units are achieving our annual or longer-term business objectives, and lead to the creation of long-term value for our stockholders. When target performance levels for each financial and individual performance goal are set, we believe such goals are likely to be achieved with good performance by our executives, taking into account the variability of economic, marketplace and industry conditions.

Components of Our Compensation Program

Our executive compensation program for our named executive officers consists primarily of the following integrated components: base salary, annual incentive awards and long-term incentive opportunities, which together comprise an executive’s total direct compensation in a given year or performance period.

Base salary provides our executive officers with a level of compensation consistent with their skills, experience and contributions in relation to comparable positions in the competitive marketplace. Base salary is set at the beginning of each calendar year and does not vary based on individual or business performance during the year or during prior periods. By contrast, the other components of our executives’ total direct compensation —the annual incentive awards and long-term incentive compensation — are at risk based on performance. The Compensation Committee reviews the base salaries of our executive officers annually and whenever an executive is promoted. In addition, we also consider the executive’s experience for the position, differences in position and responsibilities relative to the peer group and the executive’s personal contribution to the financial and operational performance of the Company and our businesses.

Annual incentive awards are awarded under our Senior Executive Bonus Plan (“Annual Incentive Plan”), which operates as a sub-plan of the 2012 Incentive Plan, and provide a direct link between executive compensation and annual performance. Our executives’ annual incentive award is at risk based on how well the Company and our executives perform against annual performance goals. Awards made pursuant to the Annual Incentive Plan may be in the form of cash or restricted stock units. Restricted stock units granted under the Annual Incentive Plan vest ratably over three years following the grant date, which is the minimum vesting period for time-based awards required by the 2012 Incentive Plan.

Equity incentive awards in the form of restricted stock units are awarded under our Executive Long Term Equity Incentive Plan (“Executive LTIP”), which operates as a sub-plan of the 2012 Incentive Plan, and provide a link between executive compensation and our long term performance, as the value of grants are based on financial goals for a three-year performance period and annual business unit performance goals. To determine the number of awards granted in February 2016, the performance period of 2013-2015 applied. Awards granted under the Executive LTIP vest ratably over three years following the grant date, which is the minimum vesting period for time-based awards required by the 2012 Incentive Plan.

By placing a significant portion of an executive’s annual pay at risk, the Compensation Committee believes that compensation is more directly related to performance and more closely links the financial interests of the executives and those of the stockholders. Given our business objectives, the Compensation Committee intends that this policy be appropriate and fair for both the executives and the stockholders.

Our compensation program is complemented with limited perquisites and other executive benefits, including 401(k) matching contributions and severance benefits that the Compensation Committee believes are appropriate, individually and in the aggregate, to ensure our executive compensation program remains competitive.

Allocation of Total Direct Compensation

Just as our stockholders put their money at risk when they invest in our Company, we believe that a significant portion of our executives’ compensation should be at risk. For example, in 2016, assuming achievement of target performance objectives, approximately 71% of Mr. Lorberbaum’s total target direct compensation was at risk, and approximately 29% was paid as salary. Our other named executive officers had similar allocations of target salary and at-risk compensation for 2016: 68% of the principal compensation components for our named executive officers in the aggregate was at risk and tied to performance of our stock price and variable performance metrics. Based on the Company’s performance in 2016, approximately 30% of the total direct compensation actually paid to Mr. Lorberbaum was represented by his annual bonus award and approximately 50% of the total direct compensation actually paid to Mr. Lorberbaum was represented by his long-term incentive opportunity.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the 2016 Annual Meeting of Stockholders, holders of over 98.6% of the voted shares approved the compensation of the Company’s named executive officers. The Board and the Compensation Committee appreciate and value the views of our stockholders. In considering the result of this most recent advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our executive officers and the Company’s overall pay practices continue to enjoy strong shareholder support. In light of this support, the Compensation Committee did not make material changes to our executive compensation program.

At the 2011 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the Board has implemented an advisory vote on executive compensation on an annual basis. The next required vote on the frequency of stockholder votes on the compensation of executive officers will occur at this Annual Meeting.

Determination of Executive Officer Compensation

2016 Review of Compensation

As a guide in setting compensation for 2016, the Compensation Committee used the results of a survey by Hewitt of our peer group executive compensation in 2015.

This assessment showed that for 2015 the Company’s chief executive officer received total direct compensation at the 34th percentile of the peer group, which is broken down as follows: base salary at the 47th percentile of the peer group; total cash compensation, which includes base salary and annual cash incentive awards, at the 51st percentile of the peer group; and long-term incentive compensation at the 26th percentile of the peer group.

The same assessment showed that, on average for 2015, our other named executive officers other than Mr. Wellborn received compensation in each of these categories near the median of our peer group. Mr. Wellborn earned a base salary in the 64th percentile of the peer group, total cash compensation in the 78th percentile of the peer group and long-term incentive compensation in the 66th percentile of the peer group.

In making its determinations of 2016 executive compensation, the Compensation Committee at its February 2016 meeting considered (i) the results of the Hewitt assessment discussed above and a tally sheet detailing the various elements of compensation for our named executive officers, including base salary and annual and long-term incentives, (ii) results of performance of our named executive officers against applicable financial and personal performance goals for 2015, and (iii) other factors described in “Compensation Philosophy and Objectives” above. Then, together with Mr. Lorberbaum’s recommendations for compensation for the named executive officers other than himself, the Compensation Committee made determinations concerning 2016 adjustments to base salaries and awards under the annual and long-term incentive compensation plans.

Base Salary

Based on the Compensation Committee’s review of marketplace data, the economic conditions and other factors described above, base salaries for 2016 were adjusted in consideration of individual performance and consistent with Company-wide salary increases. 2016 base salaries increased by 3% over 2015 for each of our named executive officers.

Annual Incentive Awards

As discussed above, the named executive officers are eligible to earn annual incentive awards under the Annual Incentive Plan. Pursuant to the plan, each member of our management team, including each of our named executive officers, is eligible to participate in a bonus pool. The governing parameters of the Annual Incentive Plan are as follows: (i) no annual incentive awards are payable under the plan unless the Company achieves positive consolidated adjusted operating income for the year; (ii) each named executive officer has a maximum bonus award based on a percentage of the bonus pool (which we refer to as the “Maximum Pool Award”); and (iii) actual incentive awards earned by the named executive officers are based on achievement of applicable performance goals established by the Compensation Committee.

In 2016, we achieved the threshold financial goal of positive consolidated adjusted operating income, which resulted in the funding of an Annual Incentive Plan bonus pool equal to 1.25% of our 2016 consolidated adjusted operating income of $1.3 billion. Total adjustments to operating income were $17.8 million of restructuring and integration-related costs, reserves for legal settlements and trade name impairments. The bonus pool for 2016 was approximately $16.2 million. For 2016, the Maximum Pool Award for each of Messrs. Lorberbaum and Wellborn was 24% and 20% of the bonus pool, respectively, and for each of our other named executive officers, the Maximum Pool Award was 14% of the bonus pool. For 2016, the Compensation Committee exercised its discretion to award less than the Maximum Pool Award for each named executive officer.

As noted above, cash incentive awards earned by the named executive officers are based on performance against applicable performance goals established by the Compensation Committee and target incentive opportunities. In February 2016, the Compensation Committee established annual incentive award opportunity ranges for each of our named executive officers, reflected as a percentage of each named executive officer’s 2016 base salary that would be payable based on performance against applicable goals related to adjusted EPS (“Incentive Plan Financial Goals”). The annual incentive award opportunity for each named executive officer for 2016 performance was the same as the opportunity for 2015 performance.

Annual Incentive Award Opportunity (Percentage of Base Salary)*

	Threshold	Target	Maximum
Jeffrey S. Lorberbaum	0%	90%	150%
Frank H. Boykin	0%	75%	113%
W. Christopher Wellborn	0%	90%	135%
Bernard P. Thiers	0%	75%	113%
Brian M. Carson	0%	75%	113%

*	Subject to Maximum Pool Award

For 2016, the Compensation Committee established the following Incentive Plan Financial Goals to guide the Compensation Committee’s exercise of discretion in determining actual bonus amounts under the Annual

Incentive Plan. Calculations between the various performance levels are linear (which means they were determined using straight-line interpolation). For the Presidents of the Flooring North America and Flooring Rest of World segments (Messrs. Carson and Thiers), the Incentive Plan Financial Goals consisted of the Company EPS and business unit EPS (collectively weighted at 25% and 75%).

2016 Incentive Plan Financial Goals

	Company EPS		Flooring North America EPS(1)		Flooring Rest of World EPS(1)
Threshold	$10.39		$3.43		$3.02
Target	$11.05		$3.65		$3.04
Maximum	$11.87		$4.00		$3.25
2016 Performance	$12.57	*	$4.01	*	$3.78	*

*	Adjustments made for miscellaneous non-operating expenses. See Annex A: Non-GAAP Reconciliation.

(1)	Business unit EPS is determined by dividing the adjusted operating income for each applicable business unit, less an allocation for tax and interest expenses, by the number of weighted-average diluted common shares outstanding. Net earnings for the Flooring Rest of World segment include the net earnings attributable to our intellectual property licensing business, which for purposes of determining bonus payouts are not weighted as heavily as net earnings attributable to the segment’s commercial operations.

Based on the Company’s achievement of the Incentive Plan Financial Goals discussed above, our named executive officers earned the following annual incentive awards (see also the “Non-Equity Incentive Plan” column of the Summary Compensation table in this proxy statement):

	Performance Against Target	2016 Award Based on Incentive Plan Financial Goals
Jeffrey S. Lorberbaum	167%	$1,713,170
Frank H. Boykin	150%	$692,555
W. Christopher Wellborn	150%	$1,332,701
Bernard P. Thiers	150%	$640,989
Brian M. Carson	150%	$695,250

Based on its review of the overall performance of the Company and the individual performance of each of the named executive officers, the Compensation Committee exercised its discretion under the annual incentive plan to award an additional amount above that which was earned based on the Incentive Plan Financial Goals (the “Additional AIP Award”), subject to the Maximum Pool Award. The Compensation Committee’s evaluation was largely subjective but included, without limitation, consideration of the following factors: the Company’s 3 year compounded annual growth rate, net income and total shareholder return (TSR) compared to the S&P 500. Based on the Compensation Committee’s subjective review, our named executive officers earned the following Additional AIP Awards (see also the “Non-Equity Incentive Plan” column of the Summary Compensation table in this proxy statement):

Additional AIP Award
Jeffrey S. Lorberbaum	$900,000
Frank H. Boykin	$370,000
W. Christopher Wellborn	$780,000
Bernard P. Thiers	$340,000
Brian M. Carson	$370,000

To further foster retention and alignment with our stockholders, the Compensation Committee determined that the Additional AIP Award should be paid in the form of restricted stock units that vest ratably over a period of three years, based on the named executive officer’s continued employment with the Company on each vesting date. Accordingly, on March 7, 2017, each of Messrs. Lorberbaum, Boykin, Wellborn, Thiers and Carson received 4,300, 1,768, 3,727, 1,625 and 1,768 restricted stock units, respectively, determined by dividing their Additional AIP Award by the average daily closing prices for the Common Stock for the last thirty (30) consecutive trading days from and including February 12, 2016 (which is the date that is 5 days before the February 2016 Compensation Committee Meeting).

Long-Term Incentive Plan

Similar to the Annual Incentive Plan, no awards would have been granted under the Executive LTIP in 2016 unless the Company achieved positive adjusted consolidated operating income for 2015. Having achieved this threshold, the Compensation Committee determined the number of RSUs to grant to the named executive officers based on (i) the Company’s stock performance over a three-year (2013-2015) period as compared to peer companies (“TSR Component”) and (ii) business unit performance in 2015 (“Business Unit Component”), each as described below. In prior years, the Compensation Committee considered the named executive officers’ individual performance in determining the number of RSUs to grant; in 2016 the Business Unit Component replaced the individual performance component. The awards granted under the Executive LTIP vest ratably over the three year period following the grant date, which is the minimum vesting period for time-based awards required by the 2012 Incentive Plan. The Grants of Plan-Based Awards table included in this proxy statement shows the actual number of Executive LTIP awards that each of our named executive officers received in 2016.

TSR Component.     The financial goals for determining the number of stock awards granted in 2016 for the TSR Component were based on total shareholder return (TSR) over a three-year period (2013-2015) as compared to a group of peer companies. The peer companies included:

Armstrong World Industries Inc.

Herman Miller, Inc.

HNI Corporation

Interface, Inc.

Leggett & Platt, Incorporated

Lennox International, Inc.

Louisiana Pacific Corp.

Masco Corporation

Newell Rubbermaid Inc.

Owens Corning

The Sherwin-Williams Company

Snap-on Incorporated

Steelcase, Inc.

Stanley Black & Decker, Inc.

Tempur Sealy International Inc.

Universal Forest Products, Inc.

USG Corporation

Whirlpool Corporation

We selected these comparable peer companies on both a revenue and market capitalization basis, as well as companies involved in businesses, products or channels of distribution similar to ours. The Compensation Committee then assigned each participant a target number of stock awards (based on a percentage of 2015 base salary), which would be awarded should the Company achieve TSR at the 50th percentile of the peer group. The number of restricted stock units awarded is based on a value ranging from 50% to 175% of the target number subject to achieving TSR between the 25th and 75th percentile of the peer group. Calculations between the various performance levels are linear (which means they were determined using straight line interpolation). The number of stock awards ultimately granted was determined by dividing the named executive officer’s award value by the average daily closing prices for the Common Stock for the last thirty (30) consecutive trading days from and including February 12, 2016 (which is the date that is 5 days before the February 2016 Compensation Committee Meeting). The target opportunity for awards made in 2016 was the same for each named executive officer as the target opportunity for awards made in 2015.

The Company achieved the TSR at the 83rd percentile of the peer group for awards granted in 2016, which resulted in the maximum number of TSR Component RSUs awarded, as set forth in the table below:

	Percentage of Base Salary Earned in RSUs
	TSR Below 25th Percentile	TSR at 25th Percentile	TSR at 50th Percentile	TSR at 75th Percentile	RSUs at 83rd Percentile
Jeffrey S. Lorberbaum	0%	60%	120%	210%	13,893
Frank H. Boykin	0%	45%	90%	158%	5,615
W. Christopher Wellborn	0%	60%	120%	210%	12,005
Bernard P. Thiers	0%	45%	90%	158%	5,325
Brian M. Carson	0%	45%	90%	158%	5,279

Business Unit Component.     The financial goals for determining the number of stock awards granted in 2016 for the Business Unit Component were based on Business Unit EPS targets for 2015. The Compensation Committee then assigned each participant a target number of stock awards (based on a percentage of 2015 base salary), which would be awarded should the applicable Business Unit achieve the target EPS. The number of restricted stock units awarded is based on a value ranging from 0% to 200% of the target number in the case of Messrs. Lorberbaum and Wellborn and 0% to 175% of the target number in the case of all of the other named executive officers.

In February 2015, the Compensation Committee established long-term award opportunity ranges for each of our named executive officers, reflected as a percentage of each named executive officer’s 2015 base salary that would be payable based on performance against applicable goals related to adjusted EPS (“Business Unit EPS Goals”). The target long-term award opportunity for each named executive officer for 2015 business unit performance was the same as the target opportunity for 2014 personal performance, but the maximum opportunity increased as set forth below.

Business Unit Opportunity (Percentage of Base Salary)*

	Threshold	Target	Maximum
Jeffrey S. Lorberbaum	0%	30%	60%
Frank H. Boykin	0%	30%	53%
W. Christopher Wellborn	0%	30%	60%
Bernard P. Thiers	0%	30%	53%
Brian M. Carson	0%	30%	53%

*	Subject to Maximum Pool Award

For 2015, the Compensation Committee established the following Business Unit EPS Goals to guide the Compensation Committee’s exercise of discretion in determining actual RSU awards in 2016 under the Business Unit Component of the long term incentive plan. Calculations between the various performance levels are linear (which means they were determined using straight-line interpolation). For the Presidents of the Flooring North America and Flooring Rest of World segments (Messrs. Carson and Thiers), the Incentive Plan Financial Goals consisted of the Company EPS and business unit EPS (collectively weighted at 25% and 75%).

2015 Business Unit EPS Goals

	Company EPS		Flooring North America EPS(1)	Flooring Rest of World EPS(1)
Threshold	$8.41		$2.24	$1.48
Target	$8.89		$2.66	$1.61
Maximum	$9.50		$3.01	$1.83
2015 Performance	$10.16	*	$3.01	$2.38

*	Adjustments made for miscellaneous non-operating expenses. See Annex A: Non-GAAP Reconciliation.

(1)	Business unit EPS is determined by dividing the adjusted operating income for each applicable business unit, less an allocation for tax and interest expenses, by the number of weighted-average diluted common shares outstanding. Net earnings for the Flooring Rest of World segment include the net earnings attributable to our intellectual property licensing business, which for purposes of determining bonus payouts are not weighted as heavily as net earnings attributable to the segment’s commercial operations.

Based on the Company’s achievement of the Business Unit targets discussed above, our named executive officers earned the following Business Unit RSUs as set forth in the table below. The number of stock awards ultimately granted was determined by dividing the named executive officer’s award value by the average daily closing prices for the Common Stock for the last thirty (30) consecutive trading days from and including February 12, 2016 (which is the date that is 5 days before the February 2016 Compensation Committee Meeting).

	Performance Against Target	2016 RSUs Based on Business Unit EPS
Jeffrey S. Lorberbaum	200%	3,969
Frank H. Boykin	175%	1,872
W. Christopher Wellborn	200%	3,430
Bernard P. Thiers	141%	1,430
Brian M. Carson	175%	1,760

Perquisites and Other Executive Benefits

Perquisites and other executive benefits are a part of our executives’ overall compensation and include access to health care and other benefits. We offer additional executive perquisites at the senior leadership level, including defined contribution matching benefits, health benefits and life insurance coverage benefits as referenced in the Summary Compensation Table.

Retirement Benefits and Deferred Compensation

Retirement benefits also fulfill an important role within our overall executive compensation objective because they provide a financial security component that promotes retention. We maintain the Mohawk Industries Retirement Savings Plan 2, a 401(k) retirement plan in which our named executive officers are eligible to participate, along with a substantial number of our employees.

We also maintain the Mohawk Industries, Inc. Senior Management Deferred Compensation Plan under which a select group of management or highly compensated employees, including our named executive officers, may elect to defer up to 25% of their pre-tax earnings and up to 100% of their year-end bonus payments and receive tax-deferred returns on those deferrals. The account balances in this plan are unfunded, and the partic-

ipants have previously earned and voluntarily elected to defer these amounts in order to accumulate tax-deferred returns. We do not match contributions to the plan. Plan participants can allocate their account balances among the same investment options available under our qualified contribution retirement plan (other than investments in Company stock), which also accumulate on a tax-deferred basis.

Severance Pay Arrangements

Our named executive officers participate in our general employee severance plan which provides a specified number of weeks of severance pay based on continuous service time to the Company and the reason for termination of employment. Our named executive officers, other than Mr. Wellborn and Mr. Thiers, are employees at-will and do not have long-term contracts with us. See “Certain Relationships and Related Party Transactions” for a description of our agreements with Mr. Wellborn and Mr. Thiers, including severance benefits provided thereunder and “Potential Payments Upon Termination or Change in Control” for a quantification of the severance benefits.

Stock Ownership Guidelines and Hold Periods

Stock ownership guidelines are reviewed annually as part of the compensation planning process. The stock ownership goals for our executive officers are based on a multiple of the executive’s annual base salary. The ownership multiple for our CEO and COO is three times annual base salary, for our CFO and business segment leaders is two times annual base salary and for our other key position holders is one times annual base salary. Stock ownership guidelines provide that each executive is expected to meet this goal within five years of his or her initial participation in the Executive LTIP. In addition, our directors are expected to own three times their annual retainer within five years of their election. For purposes of our stock ownership guidelines, ownership includes shares of Common Stock, unvested RSUs and in-the-money options subject to time vesting. The stock ownership guidelines may require directors and executives to continue to hold awards or shares of Common Stock after the applicable vesting periods have expired.

As of March 15, 2017, all of our directors and executive officers have met their requirements.

Policy on Hedging Transactions

The Company believes that hedging against losses in the Company’s shares by the Company’s leadership breaks the alignment between stockholders and management. Moreover, the Company is concerned that engaging in derivative transactions with respect to the Company’s securities may focus management attention on short-term performance and may enhance the risk that members of management — knowingly or unknowingly —trade in the Company’s securities while in the possession of material non-public information. Accordingly, the Company has adopted a policy that prohibits directors and officers from engaging in a variety of hedging transactions with respect to the Company’s common stock, including “short sales,” “short sales against the box,” and buying or selling put or call options.

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our named executive officers, other than the CFO. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The 2012 Incentive Plan is designed to allow the Compensation Committee to grant equity awards that may qualify for the performance-based compensation exemption from Section 162(m). The Annual Incentive Plan, as a subplan of the 2012 Incentive Plan, also allows annual incentive awards that may qualify as performance-based compensation. Also, to maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate. Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under Section 162(m) while others are not. A number of requirements must be met for particular compensation to so qualify, however, so there can be no assurance that any compensation awarded will be fully deductible under all circumstances.

Compensation Risk Review

We have assessed the incentive compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk-taking above the level of risk associated with the Company’s business model.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Decisions and recommendations regarding the compensation of our executives are made by a three-member Compensation Committee composed entirely of independent directors, as determined by the Board of Directors. The following is a report of the Compensation Committee concerning our executive compensation policies for 2016.

Compensation Committee Report

The Compensation Committee of the Board of Directors oversees the compensation programs of the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement and based on such review and discussions recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Compensation Committee

Karen A. Bogart — Chair

Joseph A. Onorato

William H. Runge III

2016 Summary Compensation Table

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the years ended December 31, 2016, 2015 and 2014 for (i) the Principal Executive Officer and the Principal Financial Officer of the Company, and (ii) each of the three other most highly compensated executive officers of the Company (determined as of December 31, 2016) (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeffrey S. Lorberbaum	2016	1,142,473	3,302,154	2,613,710	13,086	7,071,423
Chief Executive Officer	2015	1,109,197	3,332,699	1,663,796	10,952	6,116,644
	2014	1,082,144	2,907,489	1,004,316	11,753	5,005,702

Frank H. Boykin	2016	615,605	1,383,862	1,062,555	12,580	3,074,602
Chief Financial Officer	2015	597,674	1,399,337	672,384	12,492	2,681,886
	2014	583,097	1,218,495	450,967	11,920	2,264,479

W. Christopher Wellborn	2016	987,186	2,853,314	2,112,701	13,583	5,966,784
President	2015	958,433	2,879,659	1,293,884	13,583	5,145,559
	2014	935,056	2,512,368	867,807	13,633	4,328,864

Bernard P. Thiers(5)	2016	609,312	1,248,729	980,989	—	2,839,030
President — Flooring ROW	2015	607,348	1,479,404	549,017	—	2,635,768
	2014	661,699	1,462,425	491,116	—	2,615,240

Brian M. Carson	2016	618,000	1,301,230	1,065,250	12,188	2,526,173
President — Flooring NA	2015	562,000	2,216,766	632,299	10,342	3,421,407
	2014	499,047	1,042,853	446,593	9,728	1,998,221

(1)	Represents restricted stock units earned pursuant to the Executive LTIP for performance during the 3-year period ended December 31, 2015 and granted on March 1, 2016. The grant date fair value of the restricted stock units is equal to the number of units issued times the closing trading price of the Company’s stock on the day of grant ($184.86 on March 1, 2016).

(2)	Represents the amount of incentive bonus earned under the Annual Incentive Plan, including the Additional AIP Award. The Additional AIP Award was settled on March 7, 2017 in the form of restricted stock units. Accordingly, each of Messrs. Lorberbaum, Boykin, Wellborn, Thiers and Carson received 4,300, 1,768, 3,727, 1,625 and 1,768 restricted stock units, respectively, determined by dividing their Additional AIP Award by the average daily closing prices for the Common Stock for the last thirty (30) consecutive trading days from and including February 12, 2016 (which is the date that is 5 days before the February 2016 Compensation Committee Meeting). The grant date fair value of the awards for each of Messrs. Lorberbaum, Boykin, Wellborn, Thiers and Carson was $977,390, $401,866, $847,147, $369,363, and $401,866, respectively. The grant date fair value of the restricted stock units is equal to the number of units issued times the closing trading price of the Company’s stock on the day of grant ($227.30 on March 7, 2017).

(3)	Amounts include 401(k) matching contributions, disability and insurance coverage benefits and auto benefits for Messrs. Lorberbaum, Carson and Boykin.

(4)	Mr. Thiers’ salary is paid in euro and calculated pursuant to his service agreement. Amounts reported in U.S. dollars fluctuate based on changes in foreign exchange rates. This amount represents the approximate dollar value of his base salary and annual incentive award, converted to U.S. dollars using the euro to dollar exchange rate of 1.063 for 2016, 1.09 for 2015 and 1.22 for 2014.

2016 Grants of Plan-Based Awards

		Estimated Future Payouts under Non-Equity Incentive Plans(1)			All Other Stock Awards: Shares of Stock Units (#)	Grant Date Fair Value of Stock Awards($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jeffrey S. Lorberbaum	3/1/16	0	1,028,226	3,893,100	17,863	3,302,154
Frank H. Boykin	3/1/16	0	461,703	2,270,795	7,486	1,383,862
W. Christopher Wellborn	3/1/16	0	888,467	3,244,250	15,435	2,853,314
Bernard P. Thiers	3/1/16	0	427,326	2,270,795	6,755	1,248,729
Brian M. Carson	3/1/16	0	463,500	2,270,795	7,039	1,301,230

(1)	Represents threshold, target and maximum bonus opportunities under the Annual Incentive Plan. The maximum bonus opportunity listed in the table does not include the Additional AIP Award, for which there was no maximum bonus opportunity other than the Maximum Pool Award (as defined and discussed in the Compensation Discussion and Analysis). The actual amount of incentive bonus earned by each Named Executive Officer in 2016 under the Annual Incentive Plan, including the Additional AIP Award, is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding the design of the Annual Incentive Plan is included in the Compensation Discussion and Analysis.

(2)	Represents the per unit grant date fair value of $184.86 on March 1, 2016. The grant date fair value of RSUs is equal to the number of units issued times the closing trading price of the Company’s stock on the day of grant.

2016 Outstanding Equity Awards at Year-End

The following table sets forth information on outstanding equity awards for each of the Named Executive Officers on December 31, 2016.

	Option Awards			Stock Awards
Name	Shares Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(9)
Jeffrey S. Lorberbaum				6,698	(2)	1,337,457
				12,098	(3)	2,415,729
				17,863	(4)	3,566,884
Frank H. Boykin				2,807	(2)	560,502
				5,080	(3)	1,014,374
				7,486	(4)	1,494,804
W. Christopher Wellborn				45,000	(5)	8,985,600
				60,000	(6)	11,980,800
				5,788	(2)	1,155,748
				10,454	(3)	2,087,455
				15,435	(4)	3,082,061
Bernard P. Thiers(1)	11,825	57.34	2/22/2021
	11,510	57.34	2/22/2021
	39,160	66.14	2/21/2022
				3,369	(2)	672,722
				5,370	(3)	1,072,282
				6,755	(4)	1,348,838
Brian M. Carson				5,000	(7)	998,400
				2,402	(2)	479,631
				4,347	(3)	868,009
				5,000	(8)	998,400
				7,039	(4)	1,405,548

(1)	All of the stock options held by Mr. Thiers are fully exercisable.

(2)	Restricted stock units granted on March 7, 2014, in connection with each executive’s long term incentive plan award for 2012 and scheduled to vest ratably over three years on each of the first three anniversaries of the grant date.

(3)	Restricted stock units granted on March 9, 2015, in connection with each executive’s long term incentive plan award for 2013 and scheduled to vest ratably over three years on each of the first three anniversaries of the grant date.

(4)	Restricted stock units granted on March 1, 2016, in connection with each executive’s long term incentive plan award for 2014 and scheduled to vest ratably over three years on each of the first three anniversaries of the grant date.

(5)	Restricted stock units granted on November 4, 2009, in connection with Mr. Wellborn’s employment agreement entered into in connection with his promotion to President and Chief Operating Officer. The RSUs vest ratably over six years beginning October 31, 2014.

(6)	Restricted stock units granted on November 5, 2010, in connection with Mr. Wellborn’s employment agreement entered into in connection with his promotion to President and Chief Operating Officer. The RSUs are scheduled to vest on December 31, 2019.

(7)	Restricted stock units granted on February 21, 2012, in connection with Mr. Carson’s promotion to President of what has become the Flooring North America segment. The RSUs are scheduled to vest on February 21, 2017.

(8)	Restricted stock units granted on August 7, 2015, in connection with Mr. Carson’s expanding responsibilities as President of Flooring North America. The RSUs are scheduled to vest on August 7, 2020.

(9)	Based on the closing trading price of the Common Stock on December 30, 2016 ($199.68).

2016 Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises and RSUs that vested during 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey S. Lorberbaum	—	—	20,412	3,720,678
Frank H. Boykin	—	—	8,559	1,560,118
W. Christopher Wellborn	—	—	32,636	5,979,173
Bernard P. Thiers	51,212	7,481,193	9,921	1,809,238
Brian M. Carson	—	—	12,326	2,167,718

2016 Nonqualified Deferred Compensation

Name	Executive Contributions in the Last FY ($)(1)	Registrant Contributions in the Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jeffrey S. Lorberbaum	—	—	—	—	—
Frank H. Boykin	43,092	—	106,389	—	2,174,477
W. Christopher Wellborn	—	—	282,385	—	1,960,757
Bernard P. Thiers	—	—	—	—	—
Brian M. Carson	347,025	—	122,950	—	1,454,453

(1)	Reflects elective deferrals under the Senior Management Deferred Compensation Plan. These amounts are included in the amount reported as “Salary” in the Summary Compensation Table for 2015.

(2)	Aggregate earnings are not includable in the Summary Compensation Table because such earnings are not above-market or preferential interest rates.

The Senior Management Deferred Compensation Plan is a nonqualified deferred compensation plan pursuant to which certain members of senior management of the Company, including the named executive officers, may elect to defer up to 25% of their annual base salary and up to 100% of their incentive cash bonus. Deferral elections are due before January 1 of each year, and are irrevocable. The Company directs a trustee to invest the assets which are held in an irrevocable rabbi trust. In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the plan, the Company may direct the trustee in writing to invest the assets held in the trust to correspond to the hypothetical investments made for participants in accordance with their direction. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds in which the assets are invested. The participant must make an election regarding payment terms at least twelve (12) months before payment, which may be either a lump sum, or annual installments of from two (2) to ten (10) years. If a participant dies before receiving the full value of the deferral account balances, the designated beneficiary would receive the remainder of that benefit. All accounts would be immediately distributed upon a change in control of the Company.

Potential Payments upon Termination of Employment or Change in Control

Each of our named executive officers, other than Messrs. Wellborn and Thiers, are entitled to participate in the Company’s severance plan that is available to all employees. In addition, as described under “Certain Relationships and Related Party Transactions” the Company is party to an employment agreement with Mr. Wellborn and a service agreement with Mr. Thiers, each of which specify the payments and benefits to which such executives are entitled upon a termination of employment for specified reasons.

The following table shows the estimated value of benefits payable to each of the named executive officers (i) if their service had been terminated under various circumstances as of December 31, 2016, or (ii) upon a change in control of the Company as of December 31, 2016. The amounts shown in the table exclude accrued but unpaid base salary, unreimbursed employment-related expenses, accrued but unpaid vacation pay (which payments and reimbursements would be made to all salaried employees), distributions under our 401(k) retirement plan (which plan is generally available to all of our salaried employees), payments under the Company’s severance plan (which plan is generally available to all of our salaried employees), and the value of equity awards that were vested by their terms as of December 31, 2016. The table also excludes the named executive officers’ vested account balances under the Senior Management Deferred Compensation Plan (the estimated value of which is reflected above under “2016 Nonqualified Deferred Compensation”).

	Involuntary Termination ($)		Termination For Cause; Voluntary Resignation ($)	Death($)		Disability($)		Retirement($)		Change in Control($)
Jeffrey S. Lorberbaum
Value of Equity Acceleration	—		—	7,320,069	(4)	7,320,069	(4)	7,320,069	(6)	7,320,069	(4)
Insurance	—		—	1,000,000	(5)	720,000	(5)	—		—
W. Christopher Wellborn
Cash Severance	3,735,407	(1)	—	—		—		—		—
Value of Benefits	41,208	(2)	—	—		—		—		—
Value of Equity Acceleration	18,555,663	(3)	—	18,306,063	(3)	18,306,063	(3)	27,291,663	(6)	27,291,663	(3)
Insurance	—		—	987,186	(5)	960,000	(5)	—		—
Frank H. Boykin
Value of Equity Acceleration	—		—	3,069,681	(4)	3,069,681	(4)	3,069,681	(6)	3,069,681	(4)
Insurance	—		—	615,605	(5)	960,000	(5)	—		—
Bernard P. Thiers
Cash Severance	1,054,071	(1)	—	—		—		—		—
Value of Equity Acceleration	—		—	3,093,842	(4)	3,093,842	(4)	3,093,842	(6)	3,093,842	(4)
Insurance	—		—	—	(5)	—	(5)	—		—
Brian M. Carson
Value of Equity Acceleration	—		—	4,749,988	(4)	4,749,988	(4)	—		4,749,988	(4)
Insurance	—		—	618,000	(5)	3,120,000	(5)	—		—

(1)	Reflects for Mr. Wellborn (i) two times his 2016 base salary, which would be payable over two years following termination, and (ii) 90% of his base salary for 2016 less the amount that the Company contributed to Mr. Wellborn’s 401(k) account during 2016 (to be paid once during each of the two fiscal years following the year in which the termination occurs). Reflects for Mr. Thiers, 1.85 times his 2016 base salary, payable in a lump sum. For purposes of the table, we have assumed that the Company elects to terminate Mr. Thiers’ employment immediately in exchange for the lump sum disclosed above. Mr. Thiers is not entitled to any continuation of benefits during the 22-month notice period.

(2)	Reflects the cost to the Company, based on 2016 rates, of Mr. Wellborn’s continued participation in the Company’s employee benefit plans for two years following termination as required by his employment agreement.

(3)	Reflects for Mr. Wellborn the value of his outstanding RSUs that would vest upon termination of service under the specified circumstances based on the closing market price of the Common Stock on December 30, 2016 ($199.68). Of the 105,000 RSUs granted pursuant to Mr. Wellborn’s employment agreement that remain outstanding, 61,250 of such RSUs would vest in the event of an involuntary termination and 60,000 of such RSUs would vest in the event of death or disability as of December 31, 2016. In addition, 31,677 RSUs granted to Mr. Wellborn in 2014, 2015 and 2016 would vest in the event of an involuntary termination, death or disability. All of such outstanding RSUs would vest in the event of a change of control.

(4)	Reflects the value of unvested options and RSUs that vest upon the designated event, in each case based on the closing market price of the Common Stock on December 30, 2016 ($199.68). Pursuant to the 2007 Plan and the 2012 Plan, unvested stock options and RSUs vest upon a change in control, assuming in the case of the 2012 Plan that such awards are not assumed or otherwise equitably converted in connection with the change in control. If the awards are assumed or otherwise equitably converted in connection with the change in control, then the outstanding unvested stock options and RSUs granted under the 2012 Plan will vest if the executive’s employment is terminated without cause or he resigns with good reason (as defined in the 2012 Plan) within one year following the change in control. Under each of the plans, unvested stock options and RSUs vest upon the executive’s termination of employment due to death or disability. All of the RSUs granted to Mr. Wellborn pursuant to his employment agreement vest upon a change in control of the Company.

(5)	Reflects life insurance benefit equal to one times the then current annual salary and a disability benefit equal to $20,000 per month until the executive reaches the age of 65. The Company does not provide life or disability insurance benefits to Mr. Thiers.

(6)	Pursuant to the terms of the 2012 Incentive Plan, an executive participating in the plan is eligible for retirement upon reaching the age of 60 following 10 years of continuous service to the Company. Upon retirement, any RSUs held by the executive continue to vest on their normal terms subject to forfeiture if the executive competes with the Company during the vesting period. Mr. Lorberbaum, Mr. Boykin, Mr. Wellborn and Mr. Thiers are eligible for retirement.

Certain Relationships and Related Transactions

The Company’s written Related Person Transaction Policy (the “Policy”) can be obtained from the Company’s website at www.mohawkind.com under the heading “Investor Information” and the subheading “Corporate Governance.” The Policy includes guidelines for identifying, reviewing, approving and ratifying Related Person Transactions, as defined in the Policy. Related Person Transactions include any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was, is or will be a participant and the amount involved exceeds $120,000, and in which persons designated in the Policy had, have or will have a direct or indirect material interest. Related Person Transactions are submitted to the Audit Committee for consideration, approval or ratification, after consideration of the relevant facts and circumstances of a particular Related Person Transaction, including but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the transaction involves a director or a person related to the director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) whether the potential Related Person Transaction is consistent with the Company’s Ethics Standards.

On November 4, 2009, the Company entered into an employment agreement with Mr. Wellborn (the “Wellborn Agreement”) that reflects his expanded responsibilities as President and Chief Operating Officer of the Company. Pursuant to the terms of the employment agreement, Mr. Wellborn received a base salary of $987,186 in 2016 (which may be increased from time to time by the Board of Directors). Mr. Wellborn is also eligible to earn an annual bonus of up to 135% of his base salary. Additionally, on November 4, 2009, the Company granted to Mr. Wellborn 90,000 RSU’s. Subject to certain vesting conditions, 15,000 of such RSU’s are scheduled to vest and convert to shares of Common Stock on October 31 of each year from 2014 through 2019. On November 5, 2010, Mr. Wellborn received a grant of an additional 60,000 RSU’s pursuant to his employment agreement, which subject to certain vesting conditions are scheduled to vest and convert to shares on December 31, 2019.

In the event that Mr. Wellborn is terminated without “cause” or resigns for “good reason,” Mr. Wellborn will be entitled to (i) accrued base salary through the date of termination, (ii) the continuation of his base salary for a two-year period following the termination, (iii) continued participation in employee benefit plans for a two-year period following the termination, and (iv) 90% of the base salary for the year in which the termination occurs (to be paid once during each of the two fiscal years following the year in which the termination occurs) in lieu of an annual bonus. In addition, (i) Mr. Wellborn’s previously granted stock options will immediately vest and become fully exercisable if Mr. Wellborn is terminated without “cause” or resigns for “good reason,” and (ii) the RSU’s scheduled to vest for the year in which the termination occurs will vest, subject to proration for terminations before calendar year end. In the event of a change of control of the Company in which the successor does not assume the obligations under the Wellborn Agreement, Mr. Wellborn will be entitled to the payments and benefits as if he had resigned for “good reason.” In addition, in the event of a change of control, all of Mr. Wellborn’s outstanding stock awards will vest or convert to shares, as applicable. Further, Mr. Wellborn is prohibited from competing with the Company or soliciting employees of the Company for five years following his separation from the Company. The Wellborn Agreement expires on December 31, 2019.

On February 9, 2009, the Company’s Unilin Industries BVBA subsidiary and Comm. V. “Bernard Thiers” entered into a service agreement (the “Thiers Service Agreement”) pursuant to which Mr. Thiers provides his services to the Flooring Rest of World segment. The 2009 agreement was renewed on March 11, 2014. Pursuant to the agreement, Mr. Thiers received an annual base amount of $569,768 (€536,000) in 2016 and an annual retainer amount of $39,544 (€37,200). Mr. Thiers is also eligible for an annual bonus of up to 113% of the base amount. Unilin will reimburse all reasonable expenses incurred for services rendered to the Flooring Rest of World segment. The Thiers Service Agreement restricts Mr. Thiers from providing services to competing companies or soliciting employees or customers for two years following termination. The initial term of the renewed agreement expires on December 31, 2018. The agreement may be terminated (i) by the Company for serious cause at any time without liability, (ii) by the Company at any time other than for serious cause with payment to Mr. Thiers of 1.85 times his annual base amount or (iii) by the Company on 22 months’ notice. Pursuant to agreements dated March 7, 2014, March 9, 2015 and March 1, 2016 between the Company and Mr. Thiers, Mr. Thiers has agreed not to transfer any shares of Common Stock issued to Mr. Thiers upon the vesting of restricted stock units granted to Mr. Thiers on the agreement dates for a period of two years following the vesting dates.

On February 24, 2009, Unilin Industries BVBA and BVBA “F. De Cock Management” entered into a service agreement (the “De Cock Service Agreement”) pursuant to which Mr. De Cock renders certain services to the Flooring Rest of World segment. Pursuant to the De Cock Service Agreement, Mr. De Cock received an annual base amount of $282,417 (€253,547) in 2016 and an annual retainer amount of $12,896 (€12,132). Mr. De Cock is also eligible for an annual bonus of up to 85% of the base amount and an annual grant of up to 2,000 restricted stock units. The Company will reimburse all reasonable expenses incurred for services rendered to the Company. The De Cock Service Agreement restricts Mr. De Cock from providing services to competing companies or soliciting employees or customers for two years following the termination of the agreement. The agreement has renewable one year terms, but is subject to termination by either party upon three months’ written notice.

Mr. De Cock’s son is an executive in the Flooring Rest of World segment, and was paid approximately $942,922 in salary and bonus (€887,039), was awarded restricted stock units valued at $887,328 (€834,739) — based on the grant date closing price of the Company’s common stock — and an Additional AIP Award of $220,000 (€203,977) in 2016. Pursuant to agreements dated March 7, 2014, March 9, 2015 and March 1, 2016 between the Company and Mr. De Cock, Mr. De Cock has agreed not to transfer any shares of Common Stock issued to Mr. De Cock upon the vesting of restricted stock units granted to Mr. De Cock on the agreement dates for a period of two years following the vesting dates.

Ludovic Billiet, is the son-in-law of Bernard Thiers, the President of the Company’s Flooring Rest of World segment. Mr. Billiet is an executive of Triplaco nv (“Triplaco”), a value-added reseller of panels and a customer of the Flooring Rest of World segment. Mr. Billiet’s family has a significant ownership stake in Triplaco, which purchased $499,329 (€469,736) in panels from the Company’s Flooring Rest of World segment in 2016.

On January 13, 2015, the Company and Unilin BVBA, a subsidiary of the Company (“Unilin”), entered into a share purchase agreement with Mr. Balcaen and Enterhold SA (“Enterhold”), regarding the purchase of the IVC Group, which was completed in June 2015. Enterhold is wholly owned by Mr. Balcaen. At the closing, Unilin paid to Enterhold €655,575,917 and transferred to Enterhold 805,811 shares of the Company’s Common Stock, which are subject to a registration rights agreement between Enterhold and the Company. An additional €15,000,000 is held in escrow by ING Luxembourg SA pending resolution of any indemnification claims arising out of the acquisition. Since completion, Unilin has made $6,536,917 in indemnification claims of which $5,561,011 have been paid by Enterhold in final settlement of the claims.

Amounts in Euros have been converted to U.S. Dollars based on a 1.063 exchange rate for 2016.

Compensation Committee Interlocks and Insider Participation

During 2016, Messrs. Fiedler (who retired on May 19, 2016), Onorato and Runge and Dr. Bogart served as members of the Compensation Committee. None of the Compensation Committee members was, during 2016 or formerly, an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure under Item 404 of Regulation S-K. During 2016, none of the Company’s executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, business unit goals, corporate goals, and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2016 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote for the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s Stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables and related narrative executive compensation disclosure in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, they will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY SAY-ON-PAY VOTES

The Dodd-Frank Act also enables Stockholders to indicate whether they would prefer an advisory say-on-pay vote on named executive officer compensation once every one, two, or three years.

After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time, and therefore the Board recommends that you vote “every year” for the frequency of the advisory say-on-pay vote on executive compensation.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow the Company’s stockholders to provide the Company with their direct input on the Company’s compensation philosophy, policies and practices, as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from the Company’s stockholders on corporate governance matters and the Company’s executive compensation philosophy, policies and practices.

Please mark on the proxy card your preference as to the frequency of holding stockholder advisory votes on executive compensation, as either every year, every two years, or every three years, or you may abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by Stockholders will be the frequency for the advisory vote on executive compensation that has been selected by Stockholders. The Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. However, because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the Stockholders.

An advisory vote on the frequency of the advisory vote on executive compensation will occur at least once every six years.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE ON PROPOSAL NO. 4 TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL 5 — MOHAWK INDUSTRIES, INC. 2017 INCENTIVE PLAN

We are asking the Stockholders to approve the Mohawk Industries, Inc. 2017 Incentive Plan (the “2017 Incentive Plan”) to replace the Mohawk Industries, Inc. 2012 Incentive Plan (the “2012 LTIP”). The 2012 LTIP is the only plan under which equity-based compensation may currently be awarded to the Company’s executive officers and other employees, as well as the Company’s non-employee directors. As of March 15, 2017, there were 2,298,220 shares of common stock remaining available for the grant of equity awards under the 2012 LTIP. In order to enable us to continue to offer meaningful equity-based incentives, as well as cash-based incentives, to the Company’s employees, officers, directors and consultants, the Board believes that it is both necessary and appropriate to increase the number of shares of common stock available for these purposes. As a result, on March 13, 2017, upon the recommendation of the Compensation Committee, the Board of Directors adopted, subject to Stockholder approval at the Annual Meeting, the 2017 Incentive Plan.

If approved by the Stockholders, the 2017 Incentive Plan will become effective on May 18, 2017, and 3,000,000 shares of Common Stock will be available for issuance upon the grant or exercise of awards under the 2017 Incentive Plan.

The Company currently maintains the following plans (the “Existing Plans”): the 2012 LTIP and the Mohawk Industries, Inc. 2007 Long-Term Incentive Plan (the “2007 LTIP”). As of March 15, 2017, there were approximately 751,469 shares of Common Stock subject to outstanding stock options and restricted stock unit awards issued under the Existing Plans. If the Stockholders approve the 2017 Incentive Plan, all future equity grants to the Company’s employees, officers, directors and consultants will be made from the 2017 Incentive Plan, the Company will not grant any additional awards under the Existing Plans, and the Existing Plans will remain in effect only for so long as awards granted thereunder remain outstanding. If the Stockholders do not approve the 2017 Incentive Plan, the Company will continue granting awards under the 2012 LTIP.

In addition to requesting Stockholder approval of the 2017 Incentive Plan and the new shares being reserved for issuance thereunder, we also are requesting that the Stockholders approve the material terms of the performance goals contained in the 2017 Incentive Plan in order to allow certain awards to be potentially eligible for exemption from the $1.0 million deduction limit imposed by Section 162(m) of the tax code, as discussed under “Summary of Material Terms of the 2017 Incentive Plan — Performance Goals” below. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO or any of its three most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “performance-based” compensation. Market-priced stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, restricted stock units and cash-based awards that are granted pursuant to pre-established objective performance formulas, may also qualify as fully-deductible performance-based compensation, so long as certain requirements are met. One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals, including the list of permissible business criteria for performance objectives under the 2017 Incentive Plan, be disclosed to and approved by Stockholders. In order for certain awards granted under the 2017 Incentive Plan to be eligible to qualify as “qualified performance-based compensation” within the meaning of Section 162(m), we are seeking Stockholder approval of the material terms of the performance goals under the 2017 Incentive Plan for purposes of compliance with Section 162(m).

In accordance with Section 162(m), the material terms that the Stockholders approve constitute the framework for the Compensation Committee to establish programs and awards under which compensation we provide may qualify as performance-based compensation for purposes of Section 162(m). Stockholder approval of the material terms of performance goals under the 2017 Incentive Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2017 Incentive Plan to qualify for the performance-based compensation exemption under Section 162(m), and Stockholder approval of the material terms of the performance goals of the 2017 Incentive Plan does not alone ensure that all compensation paid under the 2017 Incentive Plan will qualify as tax-deductible compensation. There can be no guarantee that amounts payable under the 2017 Incentive Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, to maintain flexibility in compensating the Company’s executive officers, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) deduction limit when the Compensation Committee believes that such payments are appropriate. Accordingly, even if approved by the Stockholders, this proposal would not limit the Company’s right to pay compensation that does not qualify as performance-based compensation for purposes of Section 162(m), in whole or in part.

For purposes of Section 162(m), the material terms of the performance goals for awards granted under the 2017 Incentive Plan include:

•	the employees eligible to receive compensation;

•	the description of the business measures on which the performance goals may be based; and

•	the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement.

Each of these aspects is discussed later in this Proposal No. 5 and Stockholder approval of this Proposal No. 5 constitutes approval of each of these aspects for purposes of the Section 162(m) Stockholder approval requirements.

BACKGROUND FOR THE CURRENT SHARE RESERVE REQUEST

In setting the number of proposed shares issuable under the 2017 Incentive Plan, the Compensation Committee and the Board considered a number of factors, including the following (each of which are discussed further below):

•	key data relating to outstanding equity awards and shares available for grant;

•	significant historical award information, including burn rate and dilution; and

•	future share needs.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Existing Plans as of March 15, 2017:

	2012 LTIP(1)	2007 LTIP(1)
Total shares underlying outstanding stock options	N/A	90,793
Weighted-average exercise price of outstanding stock options	N/A	$63.8589	(2)
Total shares underlying full value awards outstanding	555,676	105,000
Total shares currently available for grant	2,298,220	—	(3)

(1)	If the Stockholders approve the 2017 Incentive Plan, all future equity awards will be made from the 2017 Incentive Plan, and we will not grant any additional awards under the Existing Plans.

(2)	Expiration dates range from 2/22/2021 to 2/21/2022.

(3)	Following the approval by the Stockholders of the 2012 LTIP, the Company ceased granting awards under the 2007 LTIP.

Information Regarding Authorized Shares and Stock Price

The Company’s Restated Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock. As of March 15, 2017, there were 74,302,001 shares of common stock issued and outstanding and the closing price of a share of the Company’s common stock as of that date was $231.00.

Significant Historical Award Information

Common measures of a stock plan’s cost include burn rate and dilution. The burn rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average adjusted burn rate (1) of .85% of shares of common stock outstanding per year. Dilution measures the degree to which the Stockholders’ ownership has been diluted by stock-based compensation awarded under the Company’s various equity plans and also includes shares that may be awarded under the Company’s various equity plans in the future.

Key Equity Metrics	2016 (%)	2015 (%)	2014 (%)
Adjusted Burn Rate(1)	.84	.65	1.05
Dilution(2)	4.65	5.14	5.58

(1)	Adjusted burn rate is calculated under Institutional Stockholder Services, or ISS, methodology by dividing the number of shares subject to equity awards granted during the applicable fiscal period, adjusted to address the dilutive effect of stock-based awards other than stock options and SARs, by the total weighted-average number of shares outstanding during the applicable fiscal period. The adjustment is based on the volatility of a company’s stock price.

(2)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Future Share Needs

If the 2017 Incentive Plan is approved by the Stockholders, the total number of shares available for grant will be 3,000,000. We expect this amount to last through the term of the plan. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact the Company’s future equity share usage. Among the factors that will impact the Company’s actual share usage are changes in market grant values, changes in the number of recipients, changes in the Company’s stock price, payout levels of performance-based awards, changes in the structure of the Company’s equity award program and forfeitures of outstanding awards.

A summary of the 2017 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2017 Incentive Plan, which is attached to this Proxy Statement as Annex B.

Summary of the 2017 Incentive Plan

Important Provisions.    The 2017 Incentive Plan contains a number of provisions that the Company believes are consistent with the interests of its Stockholders and sound corporate governance practices, including:

•

No liberal share counting.    The 2017 Incentive Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or stock appreciation right or to satisfy tax withholding requirements. The 2017 Incentive Plan also prohibits “net share counting” upon the exercise of stock options or stock appreciation rights.

•

No repricing of stock options or SARs.    The 2017 Incentive Plan prohibits the direct or indirect repricing of stock options or SARs without Stockholder approval. This prohibition includes reducing the exercise price or base price after the date of grant, canceling a stock option or SAR in exchange for cash or another award having an exercise or base price that is less than the original award, or repurchasing underwater stock options or SARs.

•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying stock on the date of grant.

•

No liberal change-in-control definition.    The change-in-control definition contained in the 2017 Incentive Plan is not a “liberal” definition that would be activated on mere Stockholder approval of a transaction.

•

Minimum Vesting Requirements.    Except in the case of substitute awards, awards granted under the 2017 Incentive Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering five percent (5%) or fewer of the total number of shares authorized under the 2017 Incentive Plan.

•

Change of Control Treatment.    If awards granted under the 2017 Incentive Plan are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control. Instead, such awards will vest if within twelve months after the effective date of the change in control, the participant’s employment is terminated without cause or the participant resigns for good reason.

•	No award may be transferred for value. The 2017 Incentive Plan prohibits the transfer of unexercised, unvested or restricted awards to independent third parties for value.

•	No dividends on unearned or unvested awards. The 2017 Incentive Plan prohibits the current payment of dividends or dividend equivalent rights on unearned or unvested awards.

Purpose.    The purpose of the 2017 Incentive Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers, directors and consultants to those of the Stockholders, and by providing participants with an incentive for outstanding performance. The 2017 Incentive Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration.    The 2017 Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any plan, program or policy for the grant of awards as it may deem necessary or advisable, including but not limited to short-term incentive programs; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2017 Incentive Plan; and make all other decisions and determinations that may be required under the 2017 Incentive Plan. The Board of Directors may at any time administer the 2017 Incentive Plan.

Eligibility.    The 2017 Incentive Plan permits the grant of incentive awards to employees (including contractual employees), officers, directors and consultants of the Company and its affiliates as selected by the Compensation Committee. As of March 7, 2017, 417 employees participated in the Company’s long-term incentive plan. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Permissible Awards.    The 2017 Incentive Plan authorizes the granting of awards in any of the following forms:

•

options to purchase Common Stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors or consultants);

•

stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•

restricted or deferred stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•

performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2017 Incentive Plan may be granted in the form of a performance award);

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants;

•	cash-based awards, including annual incentive awards; and

•

dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, with respect to awards other than options or SARs.

Shares Available for Awards.    Subject to adjustment as provided in the 2017 Incentive Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2017 Incentive Plan is 3,000,000, all of which may be granted as incentive stock options. In the event of any stock dividend, stock split, spin-off, rights offering, large nonrecurring cash dividend or similar transaction that causes the per share value of the Company’s common stock to change, the share authorization limits under the 2017 Incentive Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2017 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Share Counting.    The share counting provisions of the 2017 Incentive Plan provide that the following shares will be added back to the 2017 Incentive Plan share reserve and will again be available for issuance pursuant to awards granted under the 2017 Incentive Plan: (i) unissued or forfeited shares originally subject to an award that is canceled, terminates, expires, is forfeited or lapses for any reason; and (ii) shares subject to awards settled in cash. In addition, substitute awards granted in connection with a merger will not count against the share reserve under the 2017 Incentive Plan. For the avoidance of doubt, the following shares will not be added back to the 2017 Incentive Plan share reserve and will count against the number of shares remaining available for issuance pursuant to awards granted under the 2017 Incentive Plan: (i) shares withheld or repurchased from an award or delivered by a participant to satisfy tax withholding requirements; (ii) shares delivered to the Company in satisfaction of the exercise price of an option; and (iii) shares originally subject to an option or SAR that are not issued upon exercise of the option or SAR for any reason, including by reason of net-settlement of the award.

Limitations on Individual Awards.    The maximum aggregate number of shares of Common Stock subject to stock-based awards that may be granted under the 2017 Incentive Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares
Options	100,000
Stock Appreciation Rights	100,000
Performance Awards	100,000

The maximum aggregate amount awarded or credited with respect to performance awards payable in cash or property other than shares of the Company’s common stock under the 2017 Incentive Plan to any one participant in any 12-month period is $3,000,000.

Minimum Vesting Requirements.    Except in the case of substitute awards (which are awards made to employees of companies acquired by the Company to replace incentive awards held by such employees prior to the acquisition), awards granted under the 2017 Incentive Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering five percent (5%) or fewer of the total number of shares authorized under the 2017 Incentive Plan

Grants to Non-Employee Directors.    Grants of awards to non-employee directors under the 2017 Incentive Plan will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. Accordingly, the Compensation Committee may not make discretionary grants to non-employee directors under the 2017 Incentive Plan.

Performance Goals.    All options and SARs granted under the 2017 Incentive Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the 2017 Incentive Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate: revenue (premium revenues, total revenue or other revenue measures), sales, profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures), earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures), net income (before or after taxes, operating income or other income measures), cash (cash flow, cash generation or other cash measures), stock price or performance, total Stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price), economic value added return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales), market share, improvements in capital structure, expenses (expense management, expense ratio, expense efficiency ratios or other expense measures), business expansion or consolidation (acquisitions and divestitures), internal rate of return or increase in net present value, productivity measures, cost reduction measures, strategic plan development and implementation, working capital (including, but not limited to, targets relating to inventory and/or accounts receivable), and safety standards.

The Compensation Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations), and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance will exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: asset write-downs or impairment charges, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization and restructuring programs, unusual or infrequently occurring items as described in accounting Standards Codification Topic 225-20 (or any successor pronouncements thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to Stockholders for the applicable year; any other specific, unusual or nonrecurring events, or objectively determinable category thereof, including discontinued operations or charges in the Company’s fiscal year; acquisitions or divestitures; and foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries.    A participant generally may not assign or transfer an award other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a domestic relations order that would satisfy the Code. However, the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Participant’s Death or Disability.    Unless otherwise provided in an award certificate or any special plan document or separate agreement governing an award, upon the termination of a participant’s service due to death or disability, all of that participant’s outstanding options and SARs will become fully vested and will remain exercisable for a period of one year or until the earlier expiration of the original term of the option or SAR and all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination.

Treatment of Awards upon a Change in Control.    With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within one year after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason, then (i) all of that participant’s outstanding awards will become fully vested and exercisable; (ii) all time-based vesting restrictions on that participant’s outstanding options and awards will lapse; and (iii) the payout level under all of that participant’s outstanding performance-based awards will be determined and deemed to have been earned as of the date of termination based upon the assumed achievement of all relevant performance goals at the target level, and the awards will payout on a pro-rata basis, based on the length of time within the performance period that has elapsed prior to the date of termination. Upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board then, as of the effective date of such change in control, (i) all of that participant’s outstanding options and SARs will become fully vested and exercisable; (ii) all time-based vesting restrictions on that participant’s outstanding awards will lapse; and (iii) the payout level under all of that participant’s outstanding performance-based awards will be determined and deemed to have been earned as of the date of the change in control based upon the assumed achievement of all relevant performance goals at the target level, and the awards will payout on a pro-rata basis, based on the length of time within the performance period that has elapsed prior to the change in control.

Treatment upon a Participant’s Retirement.    Unless otherwise provided in an award agreement, any special plan document or separate agreement governing an award, upon the participant’s retirement, all of that participant’s outstanding options and SARs will continue to vest as if he or she had not terminated service and will remain exercisable through the later of (i) the first anniversary of the date of the participant’s retirement, and (ii) the first anniversary of the final vesting date (or, if earlier, the expiration of the term of the option or SAR), and all of that participant’s outstanding restricted stock, restricted stock units and deferred stock units will continue to vest as if he or she had not terminated service. If the participant competes with the Company after retirement by being employed by, serving as a consultant for, owning or otherwise providing services for another floor covering company, such participant’s awards will cease to vest, any of his or her unvested awards will terminate immediately, any of his or her vested options and SARs will continue to be exercisable for 30 days, and any of his or her vested restricted stock units and deferred stock units will be settled pursuant to their terms.

Discretion to Accelerate Awards.    The Compensation Committee may in its sole discretion determine that, upon the termination of service of a participant for any reason, or the occurrence of a change in control, all or a portion of such participant’s options or SARs will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards held by that participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the Compensation Committee may, in its sole discretion, declare.

Termination and Amendment.    The 2017 Incentive Plan will terminate on May 18, 2027, the tenth anniversary of the date of the Annual Meeting, or, if the Stockholders approve an amendment to the 2017 Incentive Plan that increases the number of shares subject to the 2017 Incentive Plan, the tenth anniversary of the date of such approval, unless earlier terminated by the Board or Compensation Committee. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the 2017 Incentive Plan, but if an amendment would constitute a material amendment requiring Stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to Stockholder approval. In addition, the Board or the Compensation Committee may condition any amendment on the approval of the Company’s Stockholders for any other reason. No termination or amendment of the 2017 Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. Without the prior approval of the Stockholders, and except as otherwise permitted by the anti-dilution provisions of the 2017 Incentive Plan, the 2017 Incentive Plan may not be amended to directly or indirectly reprice, replace or repurchase “underwater” options or SARs. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the Company’s Stockholders, (i) the exercise price or base price of an outstanding option or SAR may not be reduced, directly or indirectly, and the original term of an option may not be extended, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, (iii) we may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of the Company’s common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR, and (iv) the original term of an option or SAR may not be extended.

Prohibition on Repricing.    As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without prior Stockholder approval. The exchange of an “underwater” option or SAR (i.e., an option or SAR having an exercise or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require Stockholder approval.

Certain Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2017 Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2017 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs.    A participant receiving a stock appreciation right under the 2017 Incentive Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and we will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units.    A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. When the participant receives or has the right to receive shares of Common Stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards Payable in Cash.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award payable in cash is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Dividend Equivalents.     A participant will recognize ordinary income, and we will be allowed a tax deduction, at the time the dividend equivalents are paid or payable.

Code Section 409A.    The 2017 Incentive Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2017 Incentive Plan are generally exempt from the application of Code Section 409A. Stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.    The Corporation or any affiliate has the right to deduct or withhold, or require a participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2017 Incentive Plan.

Benefits to Named Executive Officers and Others

As of March 15, 2017, no awards had been granted under the 2017 Incentive Plan. Other than awards to non-employee directors under the Company’s director compensation program, all awards under the 2017 Incentive Plan will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups (other than non-employee directors) pursuant to the 2017 Incentive Plan in the future. Each non-employee director will receive an annual grant of RSUs with a fair market value equivalent to $90,000 and, at such non-employee director’s election, may receive half of his or her annual cash retainer in shares of Common Stock.

Equity Compensation Plan Information

The following table gives information about the Common Stock that may be issued under the Company’s existing equity compensation plans as of December 31, 2016:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Awards		Weighted Average Exercise Price of Outstanding Options		Number of Shares Available for Future Issuance Under Equity Compensation Plan
Equity Compensation Plans Approved by Stockholders(1)	786,184	(2)	$63.84	(3)	2,402,205	(4)
Equity Compensation Plans Not Approved by Stockholders	—		—		—

(1)	Includes the Mohawk Industries, Inc. 2012 Incentive Plan and 2007 Incentive Plan.

(2)	This amount consists of 90,993 stock options outstanding and 695,191 stock awards outstanding.

(3)	Calculation of weighted average exercise price of outstanding awards includes stock options but does not include restricted stock units that convert to shares of Common Stock for no consideration.

(4)	All of such shares are available for issuance pursuant to grants of full-value awards.

Vote Required and Board of Directors Recommendation

Approval of the 2017 Incentive Plan requires that a majority of the total votes cast on the proposal be voted in favor of the proposal. If you indicate “ABSTAIN” on your proxy card, it will be treated as a vote “against” the proposal. If you hold your shares in street name and you do not provide voting instructions to your bank or broker, it will have no impact on the outcome of Proposal No. 4, as broker non-votes are not entitled to vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2017 INCENTIVE PLAN.

Principal Stockholders of the Company

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 15, 2017, by (i) each person who is known by the Company to beneficially own more than five percent (5%) of the outstanding shares of the Common Stock, (ii) each of the Company’s directors and nominees, (iii) each of the named executive officers, and (iv) all of the Company’s directors and executive officers as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Jeffrey S. Lorberbaum(1)	10,499,584	14.1
Aladdin Partners, L.P.(2)	8,293,785	11.2
The Vanguard Group(3)	5,801,479	7.8
JPMorgan Chase & Co.(4)	4,369,545	5.9
BlackRock, Inc.(5)	4,296,458	5.8
Filip Balcaen(6)	1,257,241	1.7
Bernard P. Thiers(7)	316,676	*
Bruce C. Bruckmann	283,087	*
Frans G. De Cock(8)	205,190	*
W. Christopher Wellborn	38,197	*
Joseph A. Onorato	12,521	*
Frank H. Boykin(9)	7,580	*
Karen A. Bogart	5,612	*
Richard C. Ill	5,198	*
Brian M. Carson	1,250	*
William H. Runge III	549	*
All directors and executive officers as a group (16 persons)	12,634,503	17.0

*	Less than one percent.

(1)	The address of Mr. Lorberbaum is 160 South Industrial Boulevard, Calhoun, Georgia 30701. Includes 8,293,785 shares held by Aladdin Partners, L.P. (see footnote 2). Also includes 127,504 shares owned by The Alan S. Lorberbaum Family Foundation of which Mr. Lorberbaum is a trustee and may share voting and investment power. Includes 439,140 shares held by Dalton Partners, L.P. and 420,668 shares held by Dalton Fund, L.P. over which Mr. Lorberbaum has voting and dispositive power. Includes 334,702 shares held by a family trust for the benefit of Mr. Lorberbaum over which Mr. Lorberbaum shares voting and dispositive power. Includes 140,000 shares owned by Cuddy Holdings LP (“Cuddy”). Mr. Lorberbaum owns one-third of the voting shares of Helm Management Corporation, which holds 1,646 shares and is the sole general partner of Cuddy, and may share voting and dispositive power with respect to all such shares. Includes 207,577 shares held by a family trust for the benefit of Ms. Suzanne Helen, Mr. Lorberbaum’s sister, and 524,635 shares held by SLH Partners, L.P. over which Ms. Helen has voting and dispositive power. Mr. Lorberbaum disclaims beneficial ownership of all shares described above to the extent he does not have a pecuniary interest. Includes 194 shares held in the Company’s 401(k) Plan and 9,733 shares directly held. The family trust for the benefit of Mr. Lorberbaum has pledged 184,000 shares as security for certain loan obligations.

(2)

The address of Aladdin Partners, L.P. is 160 South Industrial Boulevard, Calhoun, Georgia 30701. ASL Management Corp. is a general partner of Aladdin Partners, L.P. and shares voting and investment power with respect to these shares. Mr. Lorberbaum is the owner of 100% of the outstanding voting stock of ASL Management Corp. and may share voting and investment power with respect to these shares. Each of ASL

Management Corp. and Mr. Lorberbaum disclaim beneficial ownership of the shares held by Aladdin Partners, L.P. to the extent they do not have a pecuniary interest. Aladdin Partners, L.P. has pledged 110,000 shares as security for certain loan obligations.

(3)	Based upon an amended Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(4)	Based upon a Schedule 13G filed with the SEC on January 19, 2017 by JPMorgan Chase & Co. The address of JPMorgan Chase & Co. is 270 Park Avenue, New York, New York 10017.

(5)	Based upon a Schedule 13G filed with the SEC on January 30, 2017 by BlackRock, Inc. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(6)	Includes 1,114,473 shares held by Enterhold SA and 142,768 shares held by Floorenter NV.

(7)	Includes 62,495 shares issuable upon the exercise of currently vested options and 130,106 shares held by a family limited partnership.

(8)	Includes 1,000 shares issuable upon the exercise of currently vested options and 195,573 shares held by a family limited partnership.

(9)	Includes 155 shares owned pursuant to the Company’s 401(k) plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons except as follows: On November 14, 2016, W. Christopher Wellborn sold 1,476 shares of Common Stock, which sale was reported on a Form 4 filed on November 16, 2016. On March 13, 2015, Frank Boykin sold 4,800 shares, which sale was reported on a Form 4 filed on January 26, 2017. On May 9, 2013, John C. Turner Jr. sold 2,480 shares, which sale was reported on a Form 4 filed on February 3, 2017.

CORPORATE GOVERNANCE

General

The Board of Directors and the Governance Committee consider the experience, skills and characteristics of candidates for Board membership as well as each Board member on an annual basis. The Board and the Committee consider diversity in this process, and in this regard seek the most capable directors and candidates who possess the appropriate characteristics, skills and experience to make a significant contribution to the Board, the Company and its stockholders. The Board considers gender, race, nationality, language skills and other personal characteristics in this process.

The Company’s Board of Directors is well qualified, and each director has the requisite experience, skills and characteristics to serve on the Board. Among or in addition to the backgrounds and experiences described in Director, Director Nominee and Executive Officer Information:

•	Mr. Lorberbaum, our Chairman and CEO, brings over 30 years of management and executive experience in the flooring industry and is a significant stockholder.

•

Mr. Wellborn, our President and Chief Operating Officer, brings over 30 years of experience in the manufacturing and finance sectors, with approximately 20 years as an executive in the flooring industry.

•	Mr. Balcaen brings over 30 years of management and executive experience in the flooring industry, specifically in the European LVT, vinyl and carpet industries.

•

Dr. Bogart brings broad executive experience, including in the consumer products sector and in Asia, with domestic and multi-national public and private companies in various industries, together with service on another public company board of directors.

•	Mr. Bruckmann brings significant experience in corporate finance and capital markets, together with service on other public company boards of directors.

•

Mr. De Cock was CEO of Unilin at the time of its acquisition by the Company, and he served in various executive and management positions with Unilin over many years. He brings unique and strong knowledge of the European and laminate flooring industry.

•	Mr. Ill brings over 45 years of public company experience in management, manufacturing and operations, with approximately 20 years of experience as a director of public companies.

•

Mr. Onorato brings significant executive and financial experience with public, global manufacturing companies, including service as both a Chief Financial Officer and as a Treasurer, together with service on another public company board of directors.

•

Mr. Runge has extensive experience working with companies to transform operations, catapult growth and accelerate results. Working as an independent advisor, he has served in CFO, COO, CEO and Controller roles in the manufacturing, distribution and service industries.

The Board of Directors has determined that a combined Chairman and Chief Executive Officer position is most appropriate for the Company at this time. Mr. Lorberbaum has served in this combined role since 2004. The Board of Directors believes that Mr. Lorberbaum, who is also a significant stockholder of the Company, has efficiently conducted the business and affairs of the Company and believes that he has provided effective leadership and guidance as the Chairman in the management of the Company’s risk profile and pursuit of its strategic goals. The Board of Directors does not have one independent lead director; rather, the Board has determined that each of the three independent chairs of the Audit, Compensation and Governance Committees will also provide Board leadership by presiding at the Board’s executive sessions on a rotating basis.

Each member of the Board of Directors is required to submit his or her resignation to the Board of Directors upon the expiration of the term of service in which his or her 75th birthday occurs. Similarly, each director is required to submit his or her resignation upon a failure to win a majority of the votes cast in any uncontested election for which they are a nominee. In each case, the Board of Directors is not required to accept such resignation, and the Board of Directors will consider a variety of factors when determining whether any director might continue his or her service on the board.

The Board of Directors provides oversight of the financial, operational, legal and other business risks to the Company on an ongoing basis. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including economic risks, financial risks, legal and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of the risk that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the Company’s risk management processes are adequate and functioning as designed.

While the Board is ultimately responsible for risk oversight, the Audit Committee has primary responsibility for the financial, legal and other operational risks, and the Compensation Committee assesses the risks associated with our compensation practices. Each of the Committees routinely reports to the full Board on material issues considered by such Committee, which may include issues of risk.

Nomination Process for the Board of Directors

The Governance Committee evaluates candidates for the Board of Directors identified by its members, other Board members, as well as the Company’s management and stockholders. The Governance Committee from time to time may also retain a third-party executive search firm to identify qualified candidates for membership on the Board of Directors. A stockholder who wishes to recommend a prospective nominee for consideration by the Governance Committee should follow the procedures set forth below under Stockholder Proposals.

Once the Governance Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation. In evaluating a prospective nominee, the Governance Committee may consider among other things, the following criteria: the ability of the prospective nominee to represent the interests of the stockholders; the prospective nominee’s standards of integrity, commitment and independence of thought and judgment; the prospective nominee’s ability to dedicate sufficient time, energy and attention to the performance of his or her duties; the extent to which the prospective nominee contributes to the range of talent, skill and expertise of the Board of Directors; and the extent to which the prospective nominee helps the Board of Directors reflect the gender, racial, ethnic and global diversity of the Company’s stockholders, employees and customers.

After completing the evaluation, the Governance Committee makes a recommendation to the Board of Directors.

Communication with Directors

The Board of Directors has established a process by which interested parties may send communications to members of the Board of Directors. Interested parties wishing to send communications to members of the Board of Directors should write to the Mohawk Board of Directors at P.O. Box 963, Calhoun, Georgia 30703. Interested parties should indicate whether the communication is directed to all Board members or only non-management Board members. The Company’s Secretary will relay all communications to all members of the Board or non-management directors as directed by the writer. For other information related to interested party opportunities to communicate with members of the Board of Directors (including the Company’s policy with respect to attendance of directors at annual stockholder meetings), visit the Company’s website at www.mohawkind.com under the heading “Investor Information” and the subheading “Corporate Governance.”

Availability of Information

The Board of Directors has adopted (i) written charters for each of the Audit Committee, the Compensation Committee and the Governance Committee, (ii) Corporate Governance Guidelines and (iii) the Mohawk Industries, Inc. Standards of Conduct and Ethics. Each of these documents is available on the Company’s website at www.mohawkind.com under the heading “Investor Information” and the subheading “Corporate Governance” and will be made available in print to any stockholder who requests it.

Financial Statements

Consolidated financial statements for the year ended December 31, 2016, independent registered public accounting firm’s reports and management’s discussion and analysis may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder desires to include in the Company’s proxy statement for presentation at the 2018 Annual Meeting must be received by the Company at Mohawk Industries, Inc., P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, Attention: Secretary, on or before December 1, 2017 and must comply with the requirements of SEC Rule 14a-8. In addition, any stockholder who intends to present a director nomination or other proposal at the 2017 Annual Meeting, other than through inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, must provide the Company with advance notice of such nomination or other stockholder proposal no earlier than December 1, 2017, and no later than February 14, 2018 and provide all of the information specified under the Company’s Bylaws. A copy of our bylaws may be obtained by written request at Mohawk Industries, Inc., P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, Attention: Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting or are incidental to the conduct of the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

The Company will bear the cost of the solicitation of proxies on behalf of the Company. Directors, officers and other employees of the Company may, without additional compensation except for reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company has retained Georgeson Shareholder to assist in the solicitation of proxies for a fee of not more than $10,000 plus expenses. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any Stockholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to Deby Barnes-Forbus by phone at (706) 624-2246 or by mail at 160 South Industrial Boulevard, Calhoun, Georgia 30701. Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, American Stock Transfer & Trust Company (“AST”), to request that only a single copy of the proxy statement be mailed in the future. Contact AST by phone at 800-937-5449 or by mail at 6201 15th Avenue, Brooklyn, NY 11219. Beneficial owners should contact their broker, bank or other nominee.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your shares.

A list of stockholders entitled to be present and vote at the Annual Meeting will be available at the Company’s offices at 160 South Industrial Boulevard, Calhoun, Georgia 30701, for inspection by the stockholders during regular business hours from May 8, 2017, to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by Stockholders who are present.

If you cannot be present in person, you are requested to vote promptly by telephone or by internet. Or, if you requested a paper copy of your materials, you may complete, sign, date and return the enclosed proxy. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

R. DAVID PATTON

Vice President-Business Strategy,

General Counsel and Secretary

Calhoun, Georgia

April 6, 2017

Annex A

Non-GAAP Reconciliation

Reconciliation of Non-GAAP Measures

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)

	For the Years Ended December 31,
	2016	2015
Net earnings attributable to Mohawk Industries, Inc.	$930,362	$615,302
Unusual items:
Restructuring, acquisition and integration-related costs	60,523	74,604
Acquisitions purchase accounting (inventory step-up)	—	13,337
Legal settlement and reserves	(90,000)	124,480
Release of indemnification asset	5,371	11,180
Tradename impairment	47,905	—
Deferred loan costs	—	651
Income taxes — reversal of uncertain tax position	(5,371)	(11,180)
Income taxes	(8,443)	(72,872)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$940,347	$755,502
Add: Adjustments made for miscellaneous non-operating expenses	(2,983)	(2,961)
Further adjusted net earnings attributable to Mohawk Industries, Inc.	$937,364	$752,541

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$12.61	$10.20
Add: Adjustments made for miscellaneous non-operating expenses	(0.04)	(0.04)
Further adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$12.57	$10.16

Weighted-average common shares outstanding — diluted	74,568	74,043

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Income to Adjusted Operating Income and Proforma Adjusted EBITDA

(Amounts in thousands)

	For the Years Ended December 31,
	2016	2015
Operating Income	$1,279,943	$837,566
Add: Restructuring, acquisition and integration-related costs	59,847	74,604
Acquisition purchase accounting (inventory step-up)	—	13,337
Tradename impairment	47,905	—
Legal settlement and reserves	(90,000)	124,480
Adjusted Operating Income	$1,297,695	$1,049,987

Less: Net earnings attributable to noncontrolling interest	(3,204)	(1,684)
Add: Depreciation and amortization(a)	409,468	353,997
Other income (expense), net	1,729	(17,619)
Release of indemnification asset	5,372	11,180
Restructuring, acquisition and integration-related costs	677	—
Acquisitions EBITDA	—	73,480
Proforma Adjusted EBITDA	$1,711,737	$1,469,341

Net Sales	8,959,087	8,071,563
Operating Income as a percent of net sales	14.3%	10.4%
Adjusted EBITDA as a percent of net sales	19.1%	18.2%

(a)	Excludes $8,650 of accelerated depreciation related to restructuring in 2015.

Reconciliation of Non-GAAP Measures

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income

(Amounts in thousands)

	For the Years Ended December 31,
	2016	2015
Global Ceramic
Operating income	$478,448	$414,154
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	2,906	5,429
Acquisitions purchase accounting (inventory step-up)	—	2,881
Adjusted segment operating income	$481,354	$422,464

	For the Years Ended December 31,
	2016	2015
Flooring NA
Operating income	$505,115	$264,271
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	41,841	29,290
Acquisitions purchase accounting (inventory step-up)	—	2,694
Tradename impairment	47,905	—
Legal reserve	(90,000)	124,480
Adjusted segment operating income	$504,861	$420,735

	For the Years Ended December 31,
	2016	2015
Flooring ROW
Operating income	$333,091	$203,370
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	14,592	30,546
Acquisitions purchase accounting (inventory step-up)	—	7,762
Adjusted segment operating income	$347,683	$241,678

The Company supplements its consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes the above non-GAAP profitability measures, when reconciled to the corresponding US GAAP measure, help its investors in understanding the long-term profitability trends of the Company’s business and in comparisons of its profits with prior and future periods.

The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company’s core operating performance. Items excluded from the Company’s non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements and reserves, tradename impairments, acquisition purchase accounting (inventory step-up), release of indemnification assets and the reversal of uncertain tax positions.

Annex B

Mohawk Industries, Inc. 2017 Incentive Plan

MOHAWK INDUSTRIES, INC.

2017 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL.    The purpose of the Mohawk Industries, Inc. 2017 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Mohawk Industries, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)	“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)	“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)	“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)	“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)	“Board” means the Board of Directors of the Company.

(f)

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: (i) continued neglect in the performance of duties assigned to the Participant (other than for a reason beyond the control of the Participant) or repeated unauthorized absences by the Participant during scheduled work hours; (ii) material breach by the Participant of any published Company code of conduct or code of ethics, (iii) egregious and willful misconduct, including dishonesty, fraud or continued intentional violation of Company or Affiliate policies and procedures which is reasonably determined to be detrimental to the Company or an Affiliate; (iv) final conviction of a felonious crime; or (v) repeated material failure to meet reasonable performance criteria as established by the Company or an Affiliate and communicated to the Participant. With respect to a Participant’s termination of directorship, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee, unless a contrary definition is contained in the applicable Award Certificate: (i) egregious and willful misconduct, (ii) final conviction of a felonious crime, or (iii) any act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g)	“Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering:

(i) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board or the Lorberbaum Family (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 25% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (v) an acquisition directly from the Company, (w) an acquisition by the Company or a Subsidiary, (x) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (y) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below), or (z) any acquisition by the Lorberbaum Family (as defined herein); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (w) the Lorberbaum Family, (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 25% or more of the total common stock or 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or

Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

For purposes of this definition, the term “Lorberbaum Family” shall mean, in the aggregate, Jeffrey S. Lorberbaum, his siblings, the spouse of such individuals, all lineal descendants of Jeffrey S. Lorberbaum and his siblings, the spouses of such descendants, all partnerships, corporations and other entities, the equity interests in which are primarily held by the individuals referenced in this definition, and all trusts or other entities the primary beneficiaries of which are the individuals referenced in this definition.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)	“Committee” means the committee of the Board described in Article 4.

(j)	“Company” means Mohawk Industries, Inc., a Delaware corporation, or any successor corporation.

(k)	“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, (v) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or an Affiliate, or vice versa, or (vi) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)	“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m)	“Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)

“Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o)	“Dividend Equivalent” means a right granted to a Participant under Article 12.

(p)	“Effective Date” has the meaning assigned such term in Section 3.1.

(q)	“Eligible Participant” means an employee, officer, director or consultant of the Company or any Affiliate. Persons providing services as contractual employees of the Company or any Affiliate through a management, staffing, employee leasing or other similar contractual arrangement shall be Eligible Participants.

(r)	“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s)	“Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t)	“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u)	“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in each such document, the term “Good Reason” as used herein shall mean a material reduction by the employer in the Participant’s base salary or benefits (10% or more in the aggregate) as in effect on the Change in Control, unless a similar reduction is made in salary and benefits of peer employees, without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant).

(v)	“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w)	“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x)	“Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(y)	“Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z)	“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa)	“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb)	“Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc)	“Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd)	“Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee)	“Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff)	“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg)	“Plan” means the Mohawk Industries, Inc. 2017 Incentive Plan, as amended from time to time.

(hh)	“Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii)	“Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj)	“Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(kk)	“Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll)	“Retirement” in the case of an employee means termination of employment (other than for “Cause”) with the Company, a Parent or Subsidiary after attaining age sixty (60) with at least ten (10) years of Continuous Service on the date of such termination and “Retirement” in the case of a non-employee director of the Company means retirement of the director in accordance with the provisions of the Company’s bylaws as in effect from time to time or the failure to be re-elected or re-nominated as a director; provided in either case that the director has completed at least six years as a director of the Company. Retirement shall not apply to consultants who are not also directors.

(mm)	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(nn)	“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(oo)	“Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(pp)	“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(qq)	“Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(rr)	“1933 Act” means the Securities Act of 1933, as amended from time to time.

(ss)	“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE.    The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

3.2. TERMINATION OF PLAN.    Unless earlier terminated as provided herein, the Plan shall continue in effect until the date of the 2027 stockholders’ meeting or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE.    Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	grant Awards;

(b)	designate Participants;

(c)	determine the type or types of Awards to be granted to each Participant;

(d)	determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)	determine the terms and conditions of any Award granted under the Plan;

(f)	prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)	decide all other matters that must be determined in connection with an Award;

(h)	establish, adopt or revise any plan, program or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special plan documents;

(i)	establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)	amend the Plan or any Award Certificate as provided herein; and

(l)	adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4. DELEGATION.

(a)	Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b)

Special Committee.    The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES.    Subject to adjustment as provided in Section 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be three million (3,000,000), all of which may be granted as incentive stock options. From and after the Effective Date, no further awards shall be granted under the Mohawk Industries, Inc. 2012 Incentive Plan (the “Prior Plan”), and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2. SHARE COUNTING.    Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with subsections (a) through (i) of this Section 5.2.

(a)	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)	Shares withheld from an Award to satisfy tax withholding requirements will count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements will not be added to the Plan share reserve.

(d)	The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(e)	Upon exercise of SARs that are settled in Shares, the full number of SARs (rather than any lesser number based on the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(f)	Substitute Awards granted pursuant to Section 14.12 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(g)	Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a)	Options. The maximum number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 100,000.

(b)	SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 100,000.

(c)	Performance Awards. With respect to any one 12-month period (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $3,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be 100,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any one 12-month period is the total amount payable or Shares earned for the performance period divided by the number of 12-month periods in the performance period.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL.    Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.12) shall not be less than the Fair Market Value as of the Grant Date.

(b)	Prohibition on Repricing. Except as otherwise provided in Section 15.1, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)

Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)	Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)	No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)	Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)	The Fair Market Value of one Share on the date of exercise; over

(2)	The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)	Prohibition on Repricing. Except as otherwise provided in Section 15.1, without the prior approval of the stockholders of the Company, (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)	Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)	No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)	No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

(f)	Other Terms. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK AND STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK AND STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS.    Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3. DIVIDENDS ON RESTRICTED STOCK.    Unless otherwise provided by the Committee, dividends accrued on shares of Restricted Stock before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Restricted Stock Award lapse.

9.4. FORFEITURE.    Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5. DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the

Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS.    The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2. OTHER AWARDS.    When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

•	Working capital (including, but not limited to, targets relating to inventory and/or accounts receivable

•	Safety standards

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS.    Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.    The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncements thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, including discontinued operations or changes in the Company’s fiscal year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS.    Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS.    Section 5.4 sets forth, with respect to any one 12-month period, (i) the maximum number of time-vesting Options or SARs that may be granted to any one Participant, (ii) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares, and (iii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Full-Value Award lapse.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to Section 14.6) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2. FORM OF PAYMENT FOR AWARDS.    At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3. LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES.    Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5. STOCK TRADING RESTRICTIONS.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6 MINIMUM VESTING REQUIREMENTS.    Except in the case of substitute Awards granted pursuant to Section 14.12, Awards granted under the Plan to an Eligible Participant shall be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the Participant as provided in Section 14.7 and Section 14.8 hereof). Notwithstanding the foregoing, the Committee may grant Awards without the above-described minimum vesting requirement with respect to Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan.

14.7. ACCELERATION UPON DEATH OR DISABILITY.    Except as otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:

(a)	all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR; and

(b)	all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8. EFFECT OF A CHANGE IN CONTROL.

(a)

Awards Assumed or Substituted by Surviving Entity.    With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within one year after the effective date of the Change in Control, a Participant’s employment is termi-

nated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)	Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.9. TREATMENT UPON RETIREMENT.    Except as otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, upon a Participant’s Retirement:

(a)	each of that Participant’s outstanding Options and SARs shall continue to vest as if the Participant’s Continuous Service had not terminated and will remain exercisable through the later of (i) the first anniversary of the termination date of the Participant’s Continuous Service and (ii) the first anniversary of the final vesting date; provided, however, in no event shall an Option or SAR be exercisable after the expiration of its term; and further provided, that if the Participant competes with the Company after Retirement by being employed by, serving as a consultant for, owning or otherwise providing services for a floor covering company or other competitor of the Company, as determined in the sole discretion of the Committee, such Participant’s Options and SARs will cease to vest, any of his or her unvested Options and SARs will terminate immediately, and any of his or her vested Options and SARs will continue to be exercisable for a period of thirty (30) days from the date the Committee makes a determination that the Participant engaged in competitive activities; and

(b)

each of that Participant’s outstanding Restricted Stock, Restricted Stock Units and Deferred Stock Units shall continue to vest as if the Participant’s Continuous Service had not terminated; provided, however, that if the Participant competes with the Company after Retirement by being employed by, serving as a consultant for, owning or otherwise providing services for a floor covering company or other competitor of the Company, as determined in the sole discretion of the Committee, the Participant’s Restricted Stock Units and Deferred Stock Units will cease to vest, any of his or her unvested

Restricted Stock Units will terminate immediately, and any of his or her vested Restricted Stock Units and Deferred Stock Units will be settled pursuant to their terms.

To the extent that this provision causes Incentive Stock Options to fail to meet the requirements of Code Section 422, such Options shall be deemed to be Nonstatutory Stock Options. To the extent that, pursuant to this provision, any Incentive Stock Options are exercised more than three months after the date of the Participant’s termination due to Retirement, such Options shall be deemed to be Nonstatutory Stock Options.

14.10. DISCRETION TO ACCELERATE AWARDS.    Regardless of whether an event has occurred as described in Section 14.7, 14.8 or 14.9 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.10.

14.11. FORFEITURE EVENTS.    Awards under the Plan shall be subject to any compensation recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.12. SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS.    In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2. DISCRETIONARY ADJUSTMENTS.    Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3. GENERAL.    Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

16.2. AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)

Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)	The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c)	Except as otherwise provided in Section 15.1, without the prior approval of the stockholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(d)	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a)	No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)	Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)	Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d)	No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)	General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)	Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(c)	Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)

Six-Month Delay in Certain Circumstances.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Commit-

tee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)	the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii)	the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e)	Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)	Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)	Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

17.4. UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6. EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)	Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.12. SEVERABILITY.    In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

0	∎

PROXY

MOHAWK INDUSTRIES, INC.

CALHOUN, GEORGIA

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Mohawk Industries, Inc., a Delaware corporation (“Mohawk”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Frank H. Boykin and R. David Patton, and each of them, proxies, with full power of substitution, for and in the name of the undersigned, to vote all shares of Mohawk Common Stock which the undersigned is entitled to vote on all matters which may come before the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Mohawk Industries, Inc. to be held on Thursday, May 18, 2017 at 10:00 a.m. local time, at 160 South Industrial Blvd., Calhoun, Georgia 30701, and at any adjournment or postponements thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

(Continued and to be signed on the reverse side.)

∎	1.1	14475	∎

ANNUAL MEETING OF STOCKHOLDERS OF

MOHAWK INDUSTRIES, INC.

May 18, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting. If you plan to attend the Annual Meeting in person, present this admission ticket and photo identification at the registration desk. Please see the proxy statement for additional information on how to attend the meeting and vote in person.

COMPANY NUMBER

ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.mohawkind.com

under the heading “Investor Information” and the subheading “Proxy Materials”

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

∎	00003330330403000000 5	051817

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR all nominees listed.
This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors. The proxies cannot vote your shares unless you sign and return this Proxy or provide voting instructions by telephone or internet. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOHAWK INDUSTRIES, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.		1.	The election of three Directors for a term of three years and until their successors are elected and qualified
					FOR	AGAINST	ABSTAIN
			Mr. Ill		☐	☐	☐
			Mr. Lorberbaum		☐	☐	☐
			Dr. Smith Bogart		☐	☐	☐
The Board of Directors recommends a vote FOR proposals 2 and 3.
		2.	The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm		☐	☐	☐

		3.	Advisory vote to approve executive compensation, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders		☐	☐	☐

		The Board of Directors recommends a vote for EVERY - YEAR on proposal 4.		Every year	2 years	3 years	ABSTAIN

		4.	Advisory vote on the frequency of future advisory votes on executive compensation:	☐	☐	☐	☐

The Board of Directors recommends a vote FOR proposal 5.
					FOR	AGAINST	ABSTAIN
		5.	Approval of Mohawk Industries, Inc. 2017 Incentive Plan.		☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

ANNUAL MEETING OF STOCKHOLDERS OF

MOHAWK INDUSTRIES, INC.

May 18, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.mohawkind.com

under the heading “Investor Information” and the subheading “Proxy Materials”

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

∎	00003330330403000000 5	051817

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR all nominees listed.
This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors. The proxies cannot vote your shares unless you sign and return this Proxy or provide voting instructions by telephone or internet. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOHAWK INDUSTRIES, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.		1.	The election of three Directors for a term of three years and until their successors are elected and qualified
					FOR	AGAINST	ABSTAIN
			Mr. Ill		☐	☐	☐
			Mr. Lorberbaum		☐	☐	☐
			Dr. Smith Bogart		☐	☐	☐
The Board of Directors recommends a vote FOR proposals 2 and 3.
		2.	The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm		☐	☐	☐

		3.	Advisory vote to approve executive compensation, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders		☐	☐	☐

		The Board of Directors recommends a vote for EVERY - YEAR on proposal 4.		Every year	2 years	3 years	ABSTAIN

		4.	Advisory vote on the frequency of future advisory votes on executive compensation:	☐	☐	☐	☐

The Board of Directors recommends a vote FOR proposal 5.
					FOR	AGAINST	ABSTAIN
		5.	Approval of Mohawk Industries, Inc. 2017 Incentive Plan.		☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of

MOHAWK INDUSTRIES, INC.

To Be Held On:

May 18, 2017 at 10:00 a.m. local time

at 160 South Industrial Blvd., Calhoun, Georgia 30701

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/8/17.

Please visit www.mohawkind.com under the heading “Investor Information” and the subheading “Proxy Materials,” where the following materials are available for view:

• Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)

E-MAIL: info@amstock.com

WEBSITE: https://us.astfinancial.com/proxyservices/requestmaterials.asp
TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting. If you plan to attend the Annual Meeting in person, present this admission ticket and photo identification at the registration desk. Please see the proxy statement for additional information on how to attend the meeting and vote in person.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

The Board of Directors recommends a vote FOR all nominees listed.

1.   The election of three Directors for a term of three years and until their successors are elected and qualified

Mr. Ill

Mr. Lorberbaum

Dr. Smith Bogart

The Board of Directors recommends a vote FOR proposals 2 and 3.

2.   The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm

3.   Advisory vote to approve executive compensation, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders

The Board of Directors recommends a vote for EVERY - YEAR on proposal 4. 4. Advisory vote on the frequency of future advisory votes on executive compensation:
The Board of Directors recommends a vote FOR proposal 5. 5. Approval of Mohawk Industries, Inc. 2017 Incentive Plan.
Please note that you cannot use this notice to vote by mail.